Exhibit 10.1

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                          SECURITIES PURCHASE AGREEMENT


                                  by and among


                           SIX FLAGS THEME PARKS INC.,


                                 FUNTIME, INC.,


                          ELITCH GARDEN HOLDINGS G.P.,


                         FRONTIER CITY PROPERTIES, INC.,


                             SF SPLASHTOWN GP INC.,


                               SF SPLASHTOWN INC.

                                       and

                          SPRING BEVERAGE HOLDING CORP.

                                   as Sellers,


                                       and

                         PARC 7F-OPERATIONS CORPORATION

                                    as Buyer


                          Dated as of January 10, 2007

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

                                TABLE OF CONTENTS

                                    ARTICLE I

                                  DEFINED TERMS

Section 1.1   Definitions...................................................
Section 1.2   Other Defined Terms...........................................

                                   ARTICLE II

                                 THE ACQUISITION

Section 2.1   Securities Purchase...........................................
Section 2.2   Purchase Price................................................
Section 2.3   Purchase Price Adjustment.....................................

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.1   Representations and Warranties of Sellers.....................
Section 3.2   Representations and Warranties of Buyer.......................

                                   ARTICLE IV

                        PRE-CLOSING COVENANTS OF SELLERS

Section 4.1   Conduct of Business...........................................
Section 4.2   Access and Information........................................
Section 4.3   Notification of Certain Matters; Supplemental Disclosure
               Letters......................................................
Section 4.4   Termination of Agreements.....................................
Section 4.5   Real Estate Matters...........................................
Section 4.6   Contribution of Assets and Properties; Excluded Assets........
Section 4.7   Resignations..................................................
Section 4.8   Termination of Affiliate Relations............................
Section 4.9   Financial Statements..........................................
Section 4.10  Other Adjustments.............................................

                                    ARTICLE V

                              ADDITIONAL COVENANTS

Section 5.1   Tax Matters...................................................
Section 5.2   WARN Act......................................................
Section 5.3   No Other Representations or Warranties........................
Section 5.4   Waiver........................................................
Section 5.5   Employee Benefit Plans........................................
Section 5.6   Books and Records.............................................
Section 5.7   Further Action; Reasonable Best Efforts.......................
Section 5.8   Consents......................................................
Section 5.9   Insurance.....................................................
Section 5.10  Exclusivity...................................................
Section 5.11  Transitional Services.........................................
Section 5.12  Intellectual Property/Use of Names............................
Section 5.13  Real Property Guarantees......................................
Section 5.14  Collection of Accounts Receivable.............................
Section 5.15  Noncompete....................................................
Section 5.16  Asset Purchase Agreement......................................
Section 5.17  Season Passes; Promotions.....................................
Section 5.18  Casualty and Condemnation.....................................
Section 5.19  Limited Rent Guaranty.........................................
Section 5.20  Information Technology........................................
Section 5.21  Existing Environmental Conditions.............................

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

Section 6.1   Conditions to Each Party's Obligation.........................
Section 6.2   Conditions to Obligation of Buyer.............................
Section 6.3   Conditions to Obligations of Sellers..........................

                                   ARTICLE VII

                                     CLOSING

Section 7.1   Closing.......................................................
Section 7.2   Actions to Occur at Closing...................................

                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 8.1   Survival of Representations and Warranties....................
Section 8.2   Indemnification by Sellers....................................
Section 8.3   Limitation on Indemnification Obligations of Sellers..........
Section 8.4   Indemnification by Buyer......................................
Section 8.5   Limitation on Indemnification Obligations of Buyer............
Section 8.6   Taxes; Effect of Insurance; Mitigation........................
Section 8.7   Indemnification Procedures....................................
Section 8.8   Exclusive Remedy..............................................
Section 8.9   Single Recovery...............................................
Section 8.10  Assignment of Claims by Buyer Indemnified Party...............

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

Section 9.1   Termination...................................................
Section 9.2   Effect of Termination.........................................
Section 9.3   Return of Information.........................................

                                    ARTICLE X

                               GENERAL PROVISIONS

Section 10.1  Further Assurances............................................
Section 10.2  Entire Agreement; Amendments and Waivers......................
Section 10.3  Severability..................................................
Section 10.4  Expenses and Obligations......................................
Section 10.5  No Third-Party Rights.........................................
Section 10.6  Assignment....................................................
Section 10.7  Specific Performance..........................................
Section 10.8  Notices.......................................................
Section 10.9  Counterparts..................................................
Section 10.10 Public Announcements..........................................
Section 10.11 Interpretation................................................
Section 10.12 Affiliate Liability...........................................
Section 10.13 Governing Law.................................................
Section 10.14 Consent to Jurisdiction; Venue................................

Exhibits:

Exhibit A               Description of Leased Real Property

Exhibit B               Description of Owned Real Property

Exhibit C               Additional Permitted Liens

Exhibit D               Allocation of Consideration Among the Securities

Exhibit E               Promissory Note

Exhibit F               Form of Financial Statements

Exhibit G               Transition Services Agreement

Exhibit H               SF Limited Rent Guaranty

Exhibit I               Parc Limited Rent Guaranty

Exhibit J               Assumption of Real Property Guarantees

Sellers Disclosure Schedule:

Section  1.1(A)         Excluded Non-Assignable Computer Software

Section  1.1(B)         Excluded Multi-Park Agreements

Section  1.1(C)         Excluded Insurance Claims

Section 1.1(D)          Severance Obligations

Section  3.1(d)         Consents

Section 3.1(e)          Attendance

Section  3.1(f)         Compliance with Applicable Laws

Section  3.1(g)         Absence of Litigation

Section  3.1(h)         Insurance

Section  3.1(i)         Owned Real Property

Section  3.1(i)(ii)     Condemnation

Section  3.1(i)(iii)    Owned Real Property Contracts

Section  3.1(j)         Leased Real Property

Section  3.1(k)         Certain Amusement Rides

Section  3.1(l)         Environmental Matters

Section  3.1(m)         Taxes

Section  3.1(n)         Material Contracts

Section  3.1(o)(i)      Benefit Plans

Section  3.1(o)(i)(H)   Certain Severance Arrangements

Section  3.1(o)(iii)    Directors, Employees

Section  3.1(o)(iv)     Collective Bargaining; Unfair Labor Practices

Section  3.1(p)(i)      Target Entity Exclusive Intellectual Property

Section 3.1(p)(ii)      Target Entity Non-Exclusive Intellectual Property

Section 3.1(p)(vii)     Information Technology Assets

Section 3.1(q)          Absence of Certain Changes or Events

Section 3.1(r)          Suppliers

Section 3.1(t)          Sufficiency of Assets

Section 3.2(f)(i)       Terminating Agreements

Section 3.2(f)(ii)      Terminating Licenses

Section 3.2(f)(iii)     Excluded Assets Being Transferred

Section 4.1             Conduct of Business

Section 4.1(f)          Payments; Dividends and Distributions

Section 4.1(i)          Liabilities

Section 4.1(j)          Permitted Sale or Distribution

Section 4.1(n)          Capital Expenditures

Section 4.1(o)          Marketing Expenses

Section 4.8             Termination of Affiliate Relations

Section 5.5(b)(ii)      Certain Severance Agreements and Payments by Buyer

Section 5.12(b)(i)      Six Flags Names

Section 5.12(b)(ii)     Warner Bros. Names

Section 5.13            Real Property Guarantees

Section 5.20(a)         Facilitated Assets

Section 5.20(b)         Assets Conveyed by License

Section 5.21            Existing Environmental Conditions

Section 6.3(d)          Required Sellers Consents

                          SECURITIES PURCHASE AGREEMENT

            THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January 10, 2007, is made by and among PARC 7F-Operations Corporation , a Florida corporation ("Buyer"), Six Flags Theme Parks Inc., a Delaware corporation ("SFTP"), Funtime, Inc., an Ohio corporation ("Funtime"), Elitch Garden Holdings G.P., a Delaware general partnership ("EGHGP"), Frontier City Properties, Inc., an Oklahoma corporation ("Frontier City"), SF Splashtown GP Inc., a Texas corporation ("SFSGP"), SF Splashtown Inc., a Delaware corporation ("Splashtown"), and Spring Beverage Holding Corp., a Delaware corporation ("Spring Beverage" and collectively with SFTP, Funtime, EGHGP, Frontier City, SFSGP and Splashtown, "Sellers").

                                    RECITALS

            A. (i) SFTP owns all of the outstanding shares of capital stock (the "SFTP Shares") of Tierco Water Park, Inc., an Oklahoma corporation ("Tierco"), Premier Waterworld Concord Inc., a California corporation ("Premier Waterworld") and Enchanted Parks, Inc., a Washington corporation ("Enchanted Parks"); (ii) Funtime owns all of the outstanding shares of capital stock of Darien Lake Theme Park and Camping Resort, Inc., a New York corporation ("Darien Lake") (the "Funtime Shares"); and (iii) Spring Beverage owns all of the outstanding shares of capital stock of Spring Beverage, Inc., a Texas corporation ("Spring") (the "Spring Shares," and collectively with the SFTP Shares and the Funtime Shares, the "Shares").

            B. SFTP owns a limited partnership interest and Frontier City owns a general partnership interest in Frontier City Partners Limited Partnership, an Oklahoma limited partnership ("FCPLP" and such limited and general partnership interests collectively, the "FCPLP Interests").

            C. Funtime and EGHGP each owns a limited partnership interest and EGHGP owns a general partnership interest (such limited and general partnership interests collectively, the "Elitch Interests") in Elitch Gardens L.P., a Colorado limited partnership ("Elitch LP").

            D. SFSGP owns a general partnership interest and Splashtown owns a limited partnership interest in Six Flags Splashtown L.P., a Delaware limited partnership ("SFSLP" and such general and limited partnership interests collectively, the "SFSLP Interests").

            E. The FCPLP Interests, Elitch Interests, and SFSLP Interests are collectively referred to herein as the "Partnership Interests." The Shares and Partnership Interests are collectively referred to herein as the "Securities."

            F. Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Securities on the terms and conditions set forth herein.

            G. Concurrently with the execution of this Agreement, Buyer and CNL Income Properties, Inc., a Maryland corporation ("CIP"), are entering into an asset purchase agreement ("Asset Purchase Agreement") pursuant to which simultaneously with the Closing, CIP or certain of its Affiliates will acquire certain of the Assets owned by the Target Entities and lease such Assets back to Buyer or its Affiliates, and Sellers and their Affiliates are named third-party beneficiaries under certain provisions of such Asset Purchase Agreement.

                                   AGREEMENTS

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

            Section 1.1. Definitions. The following terms shall have the following meanings in this Agreement:

            "Acquisition" means the acquisition of the Securities by Buyer pursuant to the terms of this Agreement.

            "Affiliate" means, with respect to any Person (as defined below), any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

            "Affiliated Group" means any affiliated group within the meaning of
Section 1504(a) of the Code.

            "Affiliate Financing Arrangements" means, to the extent applicable to Sellers and Target Entities, that certain $1,000,000,000 Amended and Restated Credit Agreement dated as of July 8, 2002 between, among others, SFTP, as Borrower, SF Parent and Six Flags Operations Inc., as Guarantors, and Lehman Commercial Paper Inc., as Administrative Agent, as amended and as may be amended, restated, substituted and/or otherwise modified, together with those certain mortgages or deeds of trust, as appropriate, pledges, guarantees and security interests granted in connection therewith, securing the obligations of SFTP and the various Affiliates thereof which are described therein as "Guarantors," and secured by, among other things, their various interests in the Target Entities and their respective Assets.

            "Applicable Laws" means all laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, permits, authorizations, policies, opinions, judicial or administrative orders, injunctions, common laws of any jurisdiction, rulings, charges and writs and other requirements of any Governmental Authority having jurisdiction over the Business (as defined below) or any Target Entity, as may be in effect at the time in question.

            "Assets" means all tangible and intangible assets used or owned by the Target Entities in connection with the operation of the Business, including the Real Property, Tangible Personal Property, Inventory and Target Entity Intellectual Property (each as defined below), other than Excluded Assets.

            "Assumed Liabilities" means (i) any Liabilities asserted against, imposed upon, incurred or to be paid by, or to be performed by, any Seller or Target Entity or any of their Affiliates after the Closing Date, directly or indirectly, by reason of, relating to or arising out of or in connection with the Securities, the Assets, the Business or any Real Property Guarantee, whether or not such Liabilities relate to or accrued during periods prior to, on or subsequent to the Closing Date; (ii) vacation and sick time of any current employees of any Target Entity that is not used prior to the Closing Date and
(iii) any and all Transfer Taxes relating to the sale and leaseback of Assets under the Asset Purchase Agreement; provided, however, that Assumed Liabilities shall not include any Retained Liabilities.

            "Business" means the Assets and the business conducted at facilities commonly referred to as "Elitch Gardens," "Darien Lake," "Frontier City," "White Water Bay," "Wild Waves & Enchanted Village," "Splashtown," and "Waterworld".

            "Business Day" means any day other than (a) a Saturday, Sunday or federal holiday or (b) a day on which commercial banks in New York City, New York, are authorized or required to be closed.

            "Certificates" means the stock certificates representing the Shares.

            "Closure Activities" means any and all assessment, remediation and/or monitoring activities conducted by, or on behalf of, Sellers associated with achieving Closure of an Existing Condition.

            "Code" means the United States Internal Revenue Code of 1986, as amended. References to "Regulations" or "Treas. Reg." are to the Treasury Regulations promulgated thereunder. References to the Code or Treasury Regulations shall be deemed to include any applicable successor law, regulations or amending pronouncements.

            "Companies" mean Tierco, Premier Waterworld, Enchanted Parks, Darien Lake and Spring, collectively.

            "Confidentiality Agreement" means (i) the Confidentiality Agreement, dated as of August 1, 2006, by and between CNL Income Corp. and Six Flags, Inc. and (ii) the Confidentiality Agreement, dated as of January 10, 2007, by and between V3 Capital Strategies, LLC, Parc Management, LLC, Parc 7F-Operations Corporation and Six Flags, Inc.

            "Consents" means all authorizations, consents, orders or approvals of, or registrations, declarations or filings with, any Governmental Authority or any other Person, in each case that are necessary in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

            "Contamination" means the actual Release at, in, on, under, from or to the environment of any Hazardous Substance, excepting the routine storage, handling, management and use of Hazardous Substances in the course of business, in compliance with Environmental Laws.

            "Contracts" means all contracts, purchase orders, sales orders, customer orders, distributor agreements, franchise agreements, sales representation agreements, warranty agreements, guarantee agreements, confidentiality agreements, supply agreements, rights or option agreements, service contracts, software and hardware licenses, maintenance and operations contracts, Leases and any other agreements and commitments of any sort.

            "Debt" means, except for obligations and accounts owed by a Target Entity to a Seller or its Affiliate and those which are secured under the Affiliate Financing Arrangements (all of which obligations and accounts are to be repaid, released or otherwise terminated prior to Closing), (a) all indebtedness of a Target Entity for the repayment of borrowed money, whether or not represented by bonds, debentures, notes or similar instruments, all accrued and unpaid interest thereon; (b) all other indebtedness of a Target Entity evidenced by bonds, debentures, notes or similar instruments, including all accrued and unpaid interest thereon; and (c) all obligations of a Target Entity as lessee or lessees under leases that constitute capital leases under GAAP, other than Real Property Leases.

            "Employee Benefit Plan" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any other bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan providing benefits to any present or former employee of a Target Entity maintained or sponsored by any such entity (and not by Sellers or any Affiliate other than the Target Entities).

            "Engineer" means, with respect to the Real Properties known as Enchanted Village and Wild Waves and Six Flags Darien Lake, EMG Corp., and with respect to the Owned Real Property known as Frontier City, TGE Resources, Inc.

            "Environmental Assessments" means the following Phase I environmental site assessments performed and prepared by Engineers for certain Real Property described as follows, as may be supplemented, modified and/or amended, which are also described on Section 3.1(l) of the Sellers Disclosure
Statement: Phase I Environmental Site Assessment (Project No. 80716.06R-003.050) dated as of [November 29, 2006] prepared by EMG Corp. (Enchanted Village and Wild Waves); Phase I Environmental Site Assessment (Project No. 06-1106) dated as of [December 7, 2006] prepared by TGE Resources, Inc. (Frontier City); and Phase I Environmental Site Assessment (Project No. 80716.06R-005.060) dated as of [November 29, 2006] prepared by EMG Corp. (Darien Lake); and Phase I Environmental Site Assessment (Project No. 80716.06R-004.050) dated as of [November 29, 2006] prepared by EMG Corp. (Elitch Gardens).

            "Environmental Claim" means, with respect to any Target Entity and the Owned Real Property or the Leased Real Property, as the case may be, any and all Claims brought or instigated by any Governmental Authority or other third party in connection with any Environmental Law (including without limitation civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses, and/or any and all third party Claims (including without limitation those based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare) due to any actual or threatened Contamination, and whether or not seeking Environmental Liabilities (collectively, a "Demand"), including, without limitation, (a) any and all Demands for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to Environmental Laws and (b) any and all Demands seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief for Environmental Liabilities resulting from a Contamination or otherwise arising from an Environmental Condition.

            "Environmental Condition" means any and all conditions, including regulatory compliance, relating to soil, surface water, groundwater, air or other environmental media, Releases and/or Contamination, whether on or migrating from the Owned Real Property or the Leased Real Property, as the case may be, in violation of applicable standards of Environmental Laws.

            "Environmental Laws" means all Applicable Laws as may be in effect as of the date of this Agreement pertaining or relating to the handling, use, presence, disposal, Release or threatened Release of any Hazardous Substance, noise, odor, wetlands, pollution, Contamination, the protection of the environment, natural resources and employee health and safety, including, without limitation: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); (b) the Solid Waste Disposal Act, as amended; (c) the Clean Air Act, as amended; (d) the Clean Water Act, as amended and (e) the Toxic Substances Control Act, as amended, as each of the foregoing are in effect on the date of this Agreement, and including analogous Applicable Laws of the States of Oklahoma, California, Colorado, New York, Texas and Washington.

            "Environmental Liabilities" means any and all Liabilities, Environmental Claims and/or Environmental Conditions which have, or would reasonably be expected to have, a Material Adverse Effect (either individually or in the aggregate) arising in connection with any Environmental Claim by any private Person or Governmental Authority.

            "Environmental Permits" means any and all Permits, notifications, exemptions and other authorizations required to comply with any Environmental Law in order to operate the Business as currently operated.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Excluded Assets" means:

            (a) any inventory, merchandise, uniforms, costumes and supplies or any other property that contains, includes, utilizes or embodies any Intellectual Property of (i) Sellers or their Affiliates (other than any inventory, merchandise, marketing and promotional materials, uniforms, costumes and supplies or any other property which only contains, includes, utilizes or embodies Target Entity Exclusive Intellectual Property) including, without limitation, the "Six Flags" name, the Six Flags logo or any derivation thereof, except, in the case of this clause (a)(i), for Inventory that is subject to Section 5.12(c)(i) hereof or (ii) any other person with which a Seller or any of its Affiliates has contracted; provided, however, that uniforms, costumes and supplies shall not be deemed to be Excluded Assets to the extent that Buyer causes the "Six Flags" name, the Six Flags logo or any derivation thereof to be removed from such uniforms, costumes and supplies within sixty days after the Closing Date;

            (b) all Coca-Cola and related products and non-owned equipment;

            (c) inventory or other products, merchandise or other personal property subject to, or using the licensed property under, the Amended and Restated License Agreement, dated April 1, 1998, among Warner Bros. Consumer Products Division, DC Comics, Six Flags, Inc. and SFTP (the "WB License") except, in the case of this clause (c), for Inventory that is subject to Section 5.12(c)(ii) hereof;

            (d) all custom proprietary hardware and software owned or licensed by Sellers or their Affiliates and all proprietary and/or confidential databases, accounting systems and all related hardware, software, peripherals and databases to the extent not used by Sellers in the Business, and any non-assignable computer software listed on Section 1.1(A) of the Sellers Disclosure Schedule, unless such are otherwise assigned or conveyed to Buyer pursuant to Section 5.20 hereof;

            (e) any warranties or guarantees or other contractual agreements that are non-assignable or listed on Section 1.1(B) of the Sellers Disclosure Schedule; provided, however, that Sellers shall have used its commercially reasonable efforts to obtain the necessary consents for assignment pursuant to Section 5.8 hereof;

            (f) all rights of Sellers under the multi-park agreements set forth on Section 1.1(B) of the Sellers Disclosure Schedule;

            (g) the rights to the insurance claims set forth on Section 1.1(C) of the Sellers Disclosure Schedule;

            (h) all Contracts and Permits related to the Excluded Assets; and

            (i) all rent and payments under Leases allocable to periods prior to the Closing Date and all rents paid under any Real Property Leases allocable to any period on or subsequent to the Closing Date.

            "Existing Condition" means each of those conditions affecting certain Real Property described in Section 5.21 of the Sellers Disclosure Schedule as "Existing Conditions" Nos. 1 through 11, each of which is disclosed in the Environmental Assessments.

            "Existing Darien Fireworks Condition" means Existing Condition No. 10 pertaining to fireworks and other pyrotechnics display over a portion of the Owned Real Property known as Six Flags Darien Lake and disclosed in the Environmental Assessment for such Owned Real Property.

            "Existing Darien Landfill Condition" means Existing Condition No. 11 pertaining to a landfill under a portion of the Owned Real Property known as Six Flags Darien Lake and disclosed in the Environmental Assessment for such Owned Real Property.

            "Existing Environmental Conditions" means those Environmental Conditions which exist as of the date of this Agreement, as disclosed on
Schedule 3.1(l), which are the subject of Section 5.21 hereof.

            "Existing Frontier Adjoining Land Condition" means Existing Condition No. 8 pertaining to a leaking underground storage tank formerly located on property adjacent to and abutting the northeast corner of Tract I of Owned Real Property known as Frontier City and disclosed in the Environmental Assessment for such Owned Real Property.

            "GAAP" means generally accepted accounting principles in the United States.

            "Governmental Authority" means any governmental or quasi-governmental authority, body, department, commission, board, bureau, agency, division, court or other instrumentality, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any region, state, county, parish or municipality, jurisdiction or other political subdivision thereof.

            "Hazardous Substance" means (a) any hazardous materials, hazardous wastes, solid wastes, hazardous substances, toxic wastes and toxic substances as those or similar terms are listed in, defined by and/or regulated under any Environmental Laws; (b) asbestos or asbestos containing materials, molds/microbial organisms which affect health, indoor air quality and/or structural integrity, urea-formaldehyde, lead-containing paint or plumbing or radon; (c) polychlorinated biphenyls (PCBs) or PCB-containing materials or fluids; (d) any other hazardous, radioactive or toxic substance, material, pollutant or contaminant regulated under any Environmental Law; (e) any petroleum, gasoline, oil, petroleum hydrocarbons, petroleum products (or by-products), crude oil and any constituents, additives, fractions or derivatives thereof and (f) any substance that is subject to regulation under any Environmental Laws or with respect to which any Environmental Laws or Governmental Authority requires environmental investigation, monitoring or remediation.

            "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "Intellectual Property" means all works of authorship, including without limitation, all literary works, pictorial, graphic and sculptural works, architectural works, software, works of visual art, and any other work that may be the subject matter of copyright protection and all worldwide registrations thereof ("Copyrights"); any trademarks, service marks, brand names, trade dress, trade names, designs and any other word, symbol, device, product configuration, slogan or any combination thereof used to distinguish or identify goods or services that may be the subject matter of trademark protection, including all worldwide applications and registrations therefore and associated goodwill ("Trademarks"); any patents, invention disclosures or inventions, including all processes, machines, manufactures and compositions of matter, designs and any other invention that may be the subject matter of patent protection, and all worldwide statutory or other legal protection obtained or obtainable therein, including without limitation all published and granted patents and pending applications and provisionals, reissues, divisionals, renewals, extensions, continuations, and continuations-in-part, design patents and industrial design registrations ("Patents"); all domain names, URLs, websites, and all data, content, "look and feel", operating and underlying code or software of all websites ("Domains and Websites"); all trade secrets, proprietary information, data, and knowledge and experience of a technical, commercial or administrative nature, including all proprietary information, know-how, information processes, operating, maintenance and other manuals, data and databases, computer programs, including all documentation, design specifications, and flowcharts, park, operational and other plans, schematics and drawings, to the extent permitted by Applicable Law, customer data and lists, advertising, marketing and product concepts and campaigns and other valuable or proprietary information or data ("Know-how, Proprietary Information and Data"); and all worldwide statutory protection obtained or obtainable thereon on all of the preceding; all rights to enforce, enjoin or sue, any claims, judgments, causes of action or other legal and equitable rights and remedies arising out of or related to any infringement, misappropriation or violation of any of the foregoing; and all right, title and interest to claim royalties, residuals, damages and other remuneration for use of any of the foregoing rights.

            "Inventory" means, collectively, all inventories of food, beverages (alcoholic and nonalcoholic), merchandise, prizes and plush and other products owned by any Target Entity and held for resale or for distribution in connection with the Business, together with packaging and samples thereof, marketing, advertising and promotional materials in all media operating supplies and spare or maintenance parts owned by any Target Entity.

            "Knowledge" means (a) with respect to Sellers, the actual knowledge of the following persons: the Chief Executive Officer, Chief Financial Officer and General Counsel of each Seller and each Target Entity and the General Manager of each operating facility of the Business, as applicable, in each case, on the date of the applicable representation, and (b) with respect to Buyer, the actual knowledge of the following persons: the Chief Executive Officer and Chief Financial Officer of Buyer, in each case, on the date of the applicable representation.

            "Leased Real Property" means the Real Property leased by a Target Entity from a third party landlord or lessor, which is more particularly described on Exhibit A annexed hereto and made a part hereof.

            "Leases" means each lease, sublease, license, concession, rental or occupancy agreement, installment or conditional sale agreement, or any other contract or agreement, in each case, granting to a third party any rights to use, occupy or purchase any Asset, including the Real Property or any interest of the Target Entities therein, which is not terminable on less than sixty (60) days' written notice and/or is not terminable without incurring any material cost.

            "Liabilities" means losses, damages, deficiencies, obligations, Claims, demands, judgments, awards, interest, fines, penalties or settlements of any nature or kind, including all costs and expenses, whether accrued or unaccrued, actual or contingent, known or unknown, foreseen or unforeseen, asserted or unasserted, liquidated or unliquidated, and due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

            "Liens" means all liens, pledges, security interests, mortgages, conditional sale or other title retention agreements, easements, rights-of-way, covenants, restrictions, purchase options, rights of first refusal, encroachments, encumbrances and other title defects of any kind.

            "Marketing Expenses" means the amounts paid for marketing, advertising and promoting the parks at the Target Entities, including, without limitation, print, radio and television advertising, co-sponsoring arrangements, agency fees, costs of production and any other expenses related to the foregoing.

            "Material Adverse Effect" means an effect, event, development, change or occurrence which is or would reasonably be expected to become materially adverse to the Assets, Business, financial condition or results of operations of the Target Entities taken as a whole, or would prevent or materially delay the consummation of the Acquisition and the other transactions contemplated hereby or prevent or materially impair or delay the ability of SF Parent and the Target Entities to perform their obligations hereunder; provided that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect: any effect, event, development, change or occurrence arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in the amusement park industry taken as whole, (c) changes in general legal, tax, regulatory, political or economic conditions affecting the Target Entities, (d) changes in GAAP, (e) the execution, announcement or performance of this Agreement or the consummation of the transactions contemplated herein, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners or employees, (f) earthquakes, hurricanes or other natural disasters not directly affecting Real Property of a Target Entity, (g) the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism, (h) any failure by SF Parent or the Target Entities to meet internal or published projections, forecasts or revenue or earnings predictions or any change in the attendance or revenue associated with the Business (provided that this clause (h) shall not exclude any underlying effect, event, development, change or occurrence which gave rise to or contributed to such failure or change), (i) any change in SF Parent's securities' price or trading volume (provided that this clause (i) shall not exclude any underlying effect, event, development, change or occurrence which gave rise to or contributed to such change), (j) any condition, restriction or limitation contained in or required by a final order of a Governmental Authority, (k) any decision, order or other action by a Governmental Authority that does or could delay the consummation of the Acquisition, (l) any termination of any Terminating Agreements and Licenses at Closing or (m) any matter disclosed in the Sellers Disclosure Schedule, including in each case, any adverse effect or adverse change that occurs after the date of this Agreement but that arises out of or results from any such matter; provided further that, with respect to clauses (a), (b), (c), and (g), the impact on the Target Entities is not disproportionate to the impact on other similarly situated entities in the amusement park industry.

            "Material Contract" means any Contract (other than pertaining to any Excluded Assets) to which a Target Entity is a party or that is primarily related to the Business, and is:

            (a) a Contract for the supply of materials or services to the Target Entity or the Business pursuant to which (A) payments in excess of $50,000 in the aggregate were made by the Target Entity or any of its Subsidiaries during the year ended December 31, 2005, or (B) payments in at least such amount are expected to be made by the Target Entity during the year ending December 31, 2006;

            (b) any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

            (c) an employment, management or consultant Contract that is not cancelable without penalty or further payment or without more than 30 days' notice;

            (d) a Contract that limits or purports to limit the ability of the Target Entity to compete in the Business or which contains any covenant that purports to restrict or limit that ability of the Target Entity to compete in any line of business or with any Person or in any geographical area or during any period of time or that restricts or limits the ability of the Target Entity to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any assets or properties of the Target Entity or which would so limit the freedom of any of the Target Entity after the Closing;

            (e) a joint venture or partnership Contract with a third party;

            (f) any Contract relating to capital expenditures not cancelable without penalty or further payment or without more than 30 days' notice;

            (g) any Contract relating to the grant or receipt of any license or royalty fees to or from any Person;

            (h) any Real Property Lease;

            (i) any collective bargaining Contract;

            (j) any Contract with any of Sellers and their Affiliates that will not be terminated prior to Closing;

            (k) any Contract under which the Target Entity has advanced or loaned any amounts to a third party in an amount exceeding $10,000;

            (l) any Contract related to Debt that will not be fully repaid prior to Closing;

            (m) any sole source or exclusive supplier Contract;

            (n) a material license or Contract of Intellectual Property (i) to the Target Entity by a third party or (ii) by the Target Entity to a third party; or

            (o) a Contract requiring payments to or from the Target Entity in excess of $100,000 in the aggregate during the remaining term of such Contract.

            "Owned Real Property" means those certain parcels and tracts of land more particularly described on Exhibit B annexed hereto and made a part hereof (the "Land"), in which a Target Entity has an ownership interest, if any, together with all right, title and interest of the Target Entities, if any, in and to the following:

            (a) all buildings, structures, improvements and fixtures of every kind or nature now or hereafter located on the Land (collectively, "Improvements");

            (b) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, wells, water courses, wells, water rights, ditches, reservoirs, air rights and development rights, lateral supports, foundations and drainage, and all estates, rights, interests, reversions, remainders, tenements, hereditaments and appurtenances of any nature whatsoever located on, under, above or pertaining to the Land and Improvements;

            (c) all machinery, equipment, fittings, furniture, furnishings, fixtures (including, but not limited to, all heating, air conditioning, ventilating, waste disposal, sprinkler and fire and theft protection equipment, plumbing, lighting, communications and elevator fixtures), building equipment, materials and supplies located at, affixed to, incorporated in or used in connection with the Land or Improvements, and all warranties and guaranties relating thereto (collectively, "Equipment");

            (d) all Leases of Owned Real Property, together with all income, rents, issues, profits, revenues and royalties therefrom, and all security deposits, guarantees or other security held by Seller in connection therewith, and all other credits, rights, options, claims and causes of action of Seller in connection with any of the foregoing;

            (e) all proceeds, awards and payments, including interest thereon, which may be payable to the Target Entities with respect to all or any portion of the Real Property in connection with any taking, and all proceeds of, and any unearned premiums under, any insurance policies covering all or any portion of the Owned Real Property, and all refunds or rebates of Taxes, impositions and other charges in connection with the Owned Real Property for periods following the Closing Date (apportioned on a daily basis in the case of periods beginning before and ending after the Closing Date), and any interest thereon;

            (f) all licenses, permits, building permits, certificates, certificates of occupancy, consents, authorizations, approvals, variances and land use entitlements for the construction, use, occupancy and operation of the Land and Improvements (collectively, "Licenses");

            (g) all drawings, designs, architectural renderings, models, surveys, reports, studies, tests, plans and specifications for the design, development, construction, repair, improvement, ownership or operation of the Owned Real Property;

            (h) all oil, gas, minerals, timber and crops in, on, under or pertaining to the Land and all royalties, revenues, leasehold and other rights and interests of the Target Entities pertaining thereto, including, without limitation, any surface or subsurface entry rights to the Land; and

            (i) all renewals, substitutions, improvements, accessions, attachments, additions, replacements and all proceeds to or of each of the foregoing.

            "Partnerships" means FCPLP, Elitch LP, and SFSLP, collectively.

            "Pension Plan" means any Seller Plan that is subject to Title IV of ERISA.

            "Permits" means all material Licenses, certificates, variances, permits, consents, registrations, notifications, exemptions, authorizations and approvals issued as of the Closing Date by any Governmental Authority relating to or affecting the ownership or operation of the Assets and/or the Business.

            "Permitted Closing Date Liens" means all Permitted Liens other than
(a) the Liens to be Released, (b) any Lien which would reasonably be expected to have a Material Adverse Effect on the operation of the Business as currently conducted, and/or the use and operation of the Real Property as currently used and operated, by the Target Entities and (c) any Lien created or arising after the date hereof and prior to the Closing that has not been approved or consented to by Buyer and CIP, which approval or consent shall not be unreasonably withheld or delayed.

            "Permitted Liens" means (a) statutory Liens for current Taxes not yet due and payable or being contested in good faith; (b) in the case of Leases of vehicles, rolling stock and other personal property, immaterial Liens; (c) Liens that were not incurred in connection with the borrowing of money by, or the advance of credit to, any Target Entity; (d) pledges or deposits made in connection with workers' compensation, unemployment insurance and other social security legislation in the operation of the Business; (e) Liens arising from deposits to secure the performance of bids, Contracts (other than for borrowed money), Leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of operating the Business; (f) Liens in favor of landlords or lessors under the Real Property Leases with respect to the Leased Real Property or Leases of any Tangible Personal Property; (g) Liens to be Released; (h) those other matters pertaining to the Assets which are more particularly described on Exhibit C annexed hereto and made a part hereof; and (i) all Liens pertaining to Assumed Liabilities.

            "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

            "Post-Closing Tax Period" means any taxable period ending after the Closing Date (in the case of a Straddle Period including only the portion of such taxable period beginning after the Closing Date).

            "Pre-Closing Tax Period" means any taxable period beginning on or before the Closing Date (in the case of Straddle Period, including only the portion of such taxable period ending on and including the Closing Date).

            "Prime Rate" means the prime rate as reflected in the Money Rate Table of The Wall Street Journal, with changes in such rate being effective as of the date of such change.

            "Real Property" means the Owned Real Property and the Leased Real Property.

            "Real Property Leases" means all Leases, licenses, tenancies, subleases, assignments and other agreements for the use, enjoyment or occupancy of all or any portion of the Leased Real Property by a Target Entity in connection with the operation of the Business which are not terminable on less than sixty (60) days' written notice and/or which are not terminable without incurring any material cost.

            "Release" means any release, escape, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into, on, at, from or under the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) of Hazardous Substances, whether intentional or unintentional, in violation of Environmental Laws (either individually or in the aggregate).

            "Retained Intellectual Property" means any Intellectual Property of Sellers or their Affiliates other than Target Entity Exclusive Intellectual Property.

            "Retained Liabilities" means all Liabilities of any Seller or Target Entity or any of their Affiliates, regardless of whether disclosed in the Sellers Disclosure Schedule, that relate to or arise out of (a) except as specifically set forth in Section 5.5 hereof, the employment of any employees (including Target Entity Employees) of any Seller or Target Entity or any of their Affiliates prior to the Closing Date, including any Liabilities resulting from any Seller Plan (other than as the result of any act or omission of Buyer or any of its Affiliates) after the Closing Date or the sponsoring or participation in any Employee Benefit Plan at any time prior to the Closing Date, except with regard to accrued vacation and sick time, (b) accidents and injuries that occurred or arise from events occurring at property owned, leased or operated by any of the Target Entities prior to the Closing Date, (c) product liability, personal injury or other torts arising from actions, omissions or circumstances related to the Business, the Assets or the Target Entities prior to the Closing Date, (d) any and all Taxes arising out of the operation of the Business on or prior to the Closing Date or that are imposed on or with respect to any of the Target Entities, in each case, that are allocable to Pre-Closing Tax Periods, (e) the Affiliate Financing Arrangements, (f) the patent infringement claim described in Section 3.1(g)(I)(A)(2) of the Sellers Disclosure Schedule and the Claims described in Section 3.1(g)(II)(B)(2) and
Section 3.1(g)(II)(D)(3) of the Sellers Disclosure Schedule, (g) Existing Conditions, to the extent so provided in Section 5.21 hereof, (h) all other Debt and contractual obligations owed by any Target Entity to a Seller or any of its Affiliates, except pursuant to Contracts to be entered into on the Closing Date as set forth in this Agreement, (i) any severance obligation owed to the individuals listed on Section 1.1(D) of the Sellers Disclosure Schedule and (j) all Debt owed to third parties.

            "Seller Plan" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any other bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan providing benefits to any present or former employee of a Target Entity maintained or sponsored by any Seller or any Affiliate of any Seller, but excluding the Employee Benefit Plans.

            "Sellers Remedial Obligations" means all of those obligations of Sellers to conduct Closure Activities to resolve the Existing Conditions which are described in Section 5.21 of Sellers Disclosure Schedule as "Sellers Remedial Obligations" as and to the extent required by Environmental Laws and as otherwise provided in this Agreement ("Closure").

            "SF Parent" means Six Flags, Inc., a Delaware corporation and the parent company of the Affiliated Group of which Sellers and the Target Entities are members.

            "Shared Services Agreement" means the agreement, as it shall have been amended from time to time, to which SF Parent or its Affiliates or their predecessors, on the one hand, and any Target Entity, on the other hand, is a party relating to the rights and obligations among themselves in respect of certain services provided by SF Parent or its Affiliates to a Target Entity.

            "Straddle Period" means any taxable period that begins on or before and ends after the Closing Date.

            "Subsidiary" means, with respect to any Person, another Person in which such first Person owns, directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of such Person).

            "Tangible Personal Property" means all vehicles, furniture, trade fixtures, machinery, rides, equipment, maintenance parts and all other tangible personal property, including Equipment and Inventory, wherever located, owned by the Target Entities in connection with the operation of the Business on the Closing Date, and including the "Batman" roller coaster relocated from Astroworld and currently in storage at Darien Lake.

            "Target Entity" means each of the Companies and the Partnerships.

            "Target Entity Employee" means any employee of a Target Entity immediately prior to the Closing.

            "Target Entity Exclusive Intellectual Property" means (a) all Intellectual Property owned by any Target Entity or exclusively licensed or exclusively used by any Target Entity in conducting the operation of the Business, (b) all Intellectual Property licensed by any Target Entity from a third party that is used solely in conducting the operation of the Business and that is not an Excluded Asset and (c) all Intellectual Property licensed or to be licensed from Sellers or their Affiliates to any Target Entity prior to the Closing that is used solely in conducting the operation of the Business, but shall not include any Terminating Agreements and Licenses.

            "Target Entity Intellectual Property" means all Target Entity Exclusive Intellectual Property and Target Entity Non-Exclusive Intellectual Property.

            "Target Entity Non-Exclusive Intellectual Property" means all Intellectual Property (other than an Excluded Asset) that is owned by Sellers or their Affiliates (other than any Target Entity) or licensed by Sellers or their Affiliates and non-exclusively licensed to or non-exclusively used by or to be non-exclusively licensed to or non-exclusively used by any Target Entity prior to the Closing for shared use in conducting the operation of the Business, but shall not include any Terminating Agreements and Licenses.

            "Taxes" means (a) taxes, charges or other assessments imposed by any taxing authority, including, but not limited to, income, corporate, capital, excise, property, transfer, sales, use, value added, payroll, withholding, social security and franchise taxes, together with any interest, penalties and additions to tax, (b) any Liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of the Target Entities being a member of an affiliated, consolidated, combined or unitary group, or (c) any Liability for the payment of any amount of the type described in the preceding clauses (a) or (b) as a result of any obligation to indemnify any other Person.

            "Tax Returns" means any return, report, statement, information return or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Tax Sharing Agreements" means each of the agreements, as it shall have been amended from time to time, to which SF Parent or its Affiliates or their predecessors, on the one hand, and any Target Entity, on the other hand, is a party relating to the rights and obligations among themselves of the members of SF Parent's Affiliated Group for income Taxes.

            "Transaction Documents" means, collectively, this Agreement and each other agreement, document and instrument required or permitted to be executed in accordance herewith.

            Section 1.2 Other Defined Terms. The following terms have the meanings defined for such terms in the sections set forth below:

Term                                                Section

Adjustment Amount.........................      2.3(b)
Agreement.................................      Preamble
Antitrust Law.............................      5.2(b)
Annual Financial Statements...............      3.1(e)
Asset Acquisition Proceeds................      3.2(h)
Asset Purchase Agreement..................      Preamble
Assets Conveyed by License................      5.20(b)
Assigned Claim............................      8.10
Bankruptcy Code...........................      3.2(i)
Buyer Cap.................................      8.5(a)
Buyer Deductible Amount...................      8.5(a)
Buyer Fundamental Representations.........      6.3(a)
Buyer Indemnified Party...................      8.2
Buyer Survival Date.......................      8.1(b)
Buyer.....................................      Preamble
Casualty..................................      5.18(a)
CERCLA....................................      1.1 (Environmental Law)
CIP.......................................      Preamble
Claim Notice..............................      8.7(a)
Claims....................................      3.1(g)
Closing...................................      7.1
Closing Date..............................      7.1
Condemnation..............................      5.18(b)
Copyrights................................      1.1 (Intellectual Property)
Cure Period...............................      9.1(b)(i)
Darien Lake...............................      Recitals
Darien Shares.............................      Recitals
Debt Financing............................      3.2(h)(i)
Debt Financing Commitments................      3.2(h)(i)
Demand....................................      1.1 (Environmental Claim)
Deposit Amount............................      2.3(b)
Dispute Notice............................      8.7(b)
Disputed Item.............................      2.3(c)
DOJ.......................................      5.7(b)
Domains and Websites......................      1.1 (Intellectual Property)
Downdate..................................      4.5(c)
EGHGP.....................................      Preamble
Elitch Interests..........................      Recitals
Elitch LP.................................      Recitals
Enchanted Parks...........................      Recitals
Equipment.................................      1.1 (Owned Real Property)
Equity Financing..........................      3.2(h)(i)
Equity Financing Commitments..............      3.2(h)(i)
Estimated Adjustment Amount...............      2.3(a)
Estimated Cash Amount.....................      2.3(a)
Estimated Deposit Amount..................      2.3(a)
Estimated Interim Advertising Amount......      2.3(a)
Estimated Interim Capital Expenditures
Amount....................................      2.3(a)
Estimated Interim Season Pass/
Sponsorship Amount........................      2.3(a)
Facilitated Assets........................      5.20(a)
FCPLP.....................................      Recitals
FCPLP Interests...........................      Recitals
Final Adjustment Amount...................      2.3(d)
Financial Statements......................      3.1(e)
Financing.................................      3.2(h)(i)
Financing Commitments.....................      3.2(h)(i)
FIRPTA Certificate........................      5.1(k)
Frontier City.............................      Preamble
FTC.......................................      5.7(b)
Fundamental Representations...............      6.2(a)
Funtime...................................      Preamble
Funtime Shares............................      Recitals
Improvements..............................      1.1 (Owned Real Property)
Indemnified Party.........................      8.7(a)
Indemnitor................................      8.7(b)
Independent Accountant....................      2.3(d)
Initial Objection Letter..................      4.7(b)
Intellectual Property.....................      3.1(p)
Intellectual Property License Agreements..      5.12(b)
Interim Cash Amount.......................      2.3(b)
Interim Advertising Amount................      2.3(b)
Interim Capital Expenditures Amount.......      2.3(b)
Interim Season Pass/Sponsorship Amount....      2.3(b)
Know-how, Proprietary Information and
Data......................................      1.1 (Intellectual Property)
Land......................................      1.1 (Owned Real Property)
Licenses..................................      1.1 (Owned Real Property)
Liens to be Released......................      7.2(b)(iv)
Losses....................................      8.2
Monetary Objections.......................      4.7(b)
Multi-Employer Plan.......................      3.1(o)(i)(C)
New Title Defect..........................      4.5(c)
Nonassigned Asset.........................      5.8(c)
Objection Letter..........................      4.5(c)
Other Taxes...............................      5.1(d)
Parc Limited Rent Guaranty................      5.19(b)
Partnership Interests.....................      Recitals
Patents...................................      1.1 (Intellectual Property)
Post-Closing Portion......................      5.1(a)
Pre-Closing Portion.......................      5.1(a)
Premier Waterworld........................      Recitals
Prohibited Transaction....................      3.1(o)(i)(B)
Promissory Note...........................      2.2
Property Taxes............................      5.1(d)
Proration Items...........................      4.10
Purchase Price............................      2.2
Referee...................................      5.1(a)
Real Property Guarantees..................      5.13
Required Third Party Consents.............      5.8(a)
Resolution Period.........................      2.3(d)
Section 338 Allocation Schedule...........      5.1(c)
Section 338(h)(10) Election...............      5.1(c)
Securities................................      Recitals
Securities Act............................      3.2(g)
Seller Affiliate..........................      10.12
Seller Cap................................      8.3(b)
Seller Deductible Amount..................      8.3(a)
Seller Indemnified Party..................      8.4
Seller Survival Date......................      8.1(a)
Seller Threshold Amount...................      8.3(a)
Sellers...................................      Preamble
Sellers Disclosure Schedule...............      3.1
Sellers Response..........................      4.5(c)(ii)
SF Limited Rent Guaranty..................      5.19(a)
SFSGP.....................................      Preamble
SFSLP.....................................      Recitals
SFSLP Interests...........................      Recitals
SFTP......................................      Preamble
SFTP Shares...............................      Recitals
Shares....................................      Recitals
Six Flags Names...........................      5.12(c)
Six Flags Use Period......................      5.12(c)
Special Representations...................      8.1(a)
Splashtown................................      Preamble
Spring....................................      Recitals
Spring Beverage...........................      Preamble)
Spring Shares.............................      Recitals
Statement of Final Adjustment.............      2.3(b)
Straddle Period...........................      5.1(a)
Supplemental Disclosure Item..............      4.3(b)
Supplemental Disclosure Letter............      4.3(b)
Survey....................................      4.5(b)
Tax Audit.................................      5.1(f)
Tax Items.................................      5.1(a)
Terminating Agreements and Licenses.......      3.2(f)
Termination Date..........................      9.1(b)(iii)
Tierco....................................      Recitals
Title and Survey Objection Date...........      4.5(a)
Title Commitment(s).......................      4.5(a)
Title Company.............................      4.5(a)
Title Objections..........................      4.5(c)
Title Policy..............................      6.1(a)
Trademarks................................      1.1 (Intellectual Property)
Transfer Taxes............................      5.1(k)
Transition Services Agreement.............      5.11
Unaudited Interim Financial Statements....      3.1(e)
Warner Bros. Names........................      5.12(c)
Warner Bros. Use Period                         5.12(c)
WB License                                      1.1(Excluded Assets)

                                   ARTICLE II

                                 THE ACQUISITION

            Section 2.1 Securities Purchase. Upon the terms and subject to the conditions hereof, and upon the basis of the agreements, representations and warranties contained in this Agreement, on the Closing Date Sellers shall sell to Buyer, and Buyer shall purchase and acquire from Sellers, the Securities.

            Section 2.2 Purchase Price. The aggregate consideration for the Securities (the "Purchase Price") shall be Three Hundred Twelve Million Dollars ($312,000,000) payable to Sellers. The Purchase Price shall be allocated among the Securities in accordance with the Allocation Schedule attached hereto as Exhibit D. The Purchase Price shall be paid by Buyer to Sellers at Closing as follows: (a) Two Hundred Seventy-Five Million Dollars ($275,000,000) in cash by wire transfer of immediately available funds to the accounts designated in writing by Sellers (which designation shall occur at least two (2) Business Days prior to the Closing) and (b) a promissory note of Buyer and Buyer's Affiliates which are the "Operating Tenants" under the Operating Leases contemplated by the Asset Purchase Agreement, in the principal amount of Thirty-Seven Million Dollars ($37,000,000), in the form attached hereto as Exhibit E (the "Promissory Note"). The Purchase Price shall not be subject to any withholding for taxes. The Purchase Price shall be further allocated among the Assets in accordance with an allocation schedule to be agreed upon between Sellers and Buyer no later than two (2) Business Days prior to the Closing, with any such further allocations of the Assets being reasonably acceptable to Sellers and Buyer. Subject to proper adjustment for selling expenses and capitalized acquisition costs, the parties agree to use such allocation for all purposes for which an allocation of the Purchase Price among the Assets is relevant and, in particular, agree to use such allocation in all Tax filings. The Purchase Price shall be subject to the adjustment provisions of Section 2.3 and Section 5.18.

            Section 2.3 Purchase Price Adjustment.

            (a) Within 5 Business Days prior to the Closing Date, Sellers shall deliver to Buyer (i) the estimated amount spent on Marketing Expenses by or on behalf of the Target Entities for the 2007 season pursuant to Section 4.1(o) of the Sellers Disclosure Schedule (the "Estimated Interim Advertising Amount"),
(ii) the estimated amount of all capital expenditures made by or on behalf of the Target Entities pursuant to Section 4.1(n) of the Sellers Disclosure Schedule (the "Estimated Interim Capital Expenditures Amount"), (iii) the estimated amount of the consolidated cash of the Target Entities as of the Closing Date (the "Estimated Cash Amount"), (iv) the estimated amount of all prepaid expenses of Sellers and all security deposits, utility deposits, earnest deposits, letters of credit and other forms of security placed by Sellers on or behalf of the Target Entities and still in place on the Closing Date (x) for the performance of a Contract, Real Property Lease or other Leases which otherwise constitute a portion of the Assets or (y) related to the Assets or the Assumed Liabilities (the "Estimated Deposit Amount") and (v) the estimated amount of revenues and deposits actually received from sales or renewals of season passes, consigned tickets sales, group bookings and promotions by or on behalf of the Target Entities for the 2007 season and the estimated amount of cash actually received under sponsorship agreements by or on behalf of the Target Entities for the 2007 season (the "Estimated Interim Season Pass/Sponsorship Amount"). The Purchase Price to be paid at Closing shall (y) be increased by a sum equal to
(I) the excess, if any, of the Estimated Interim Advertising Amount over $1,000,000, plus (II) the excess, if any, of the Estimated Interim Capital Expenditures Amount over $650,000; provided, however, that the excess amount, if any, of the Estimated Interim Capital Expenditures Amount over $650,000 shall not exceed $5,000,000, plus (III) the Estimated Cash Amount, plus (IV) the Estimated Deposit Amount and (z) be decreased by a sum equal to (I) the excess, if any, of $650,000 over the Estimated Interim Capital Expenditures Amount plus
(II) the Estimated Interim Season Pass/Sponsorship Amount (such adjustment, the "Estimated Adjustment Amount").

            (b) Within 30 Business Days after the Closing Date, Sellers shall deliver to Buyer a statement (the "Statement of Final Adjustment") that provides
(i) the final amount spent on Marketing Expenses by or on behalf of the Target Entities for the 2007 season pursuant to Section 4.1(o) of the Sellers Disclosure Schedule (the "Interim Advertising Amount"), (ii) the final amount of all capital expenditures made by or on behalf of the Target Entities pursuant to
Section 4.1(n) of the Sellers Disclosure Schedule (the "Interim Capital Expenditures Amount"), (iii) the final amount of the consolidated cash of the Target Entities as of the Closing Date (the "Interim Cash Amount"), (iv) the final amount of all prepaid expenses of Sellers and all security deposits, utility deposits, earnest deposits, letters of credit and other forms of security placed by Sellers on or behalf of the Target Entities and still in place on the Closing Date (x) for the performance of a Contract, Real Property Lease or other Leases which otherwise constitute a portion of the Assets or (y) related to the Assets or the Assumed Liabilities (the "Deposit Amount") and (v) the final amount of revenues and deposits actually received from sales or renewals of season passes, consigned tickets sales, group bookings and promotions by or on behalf of the Target Entities for the 2007 season and the final amount of cash actually received under sponsorship agreements by or on behalf of the Target Entities for the 2007 season (the "Interim Season Pass/Sponsorship Amount"). The "Adjustment Amount" shall be determined by (y) adding a sum equal to (I) the excess, if any, of the Interim Advertising Amount over $1,000,000, plus (II) the Interim Capital Expenditures Amount over $650,000; provided, however, that the excess amount, if any, of the Interim Capital Expenditures Amount over $650,000 shall not exceed $5,000,000, plus
(III) the Interim Cash Amount, plus (IV) the Deposit Amount and (z) subtracting a sum equal to (I) the excess, if any, of $650,000 over the Interim Capital Expenditures Amount plus (II) the Interim Season Pass/Sponsorship Amount. Buyer shall provide Sellers, and any Persons designated by Sellers, with access to the books and records of the Target Entities and the Business as may reasonably be requested by Sellers to prepare the Statement of Final Adjustment.

            (c) During the 20-Business Day period following Buyer's receipt of the Statement of Final Adjustment, Buyer and its auditors shall be permitted to review the working papers of Sellers and their auditors relating to such statement. Buyer may dispute the amounts or items reflected on or omitted from the Statement of Final Adjustment (each, a "Disputed Item"), but only on the basis that such statement does not reflect, or has not been prepared in a manner consistent with, the provisions of this Agreement or otherwise contains a mathematical or factual error; provided, however, that Buyer shall notify Sellers in writing of each Disputed Item, and specify the amounts thereof in dispute and the specific basis therefor, within 20 Business Days after receipt of the Statement of Final Adjustment. The failure of Buyer to provide a notice of Disputed Items to Sellers within such 20-Business Day period with respect to any items reflected on such statement shall constitute Buyer's acceptance of all such items reflected on such statement.

            (d) If a notice of Disputed Items shall be timely delivered pursuant to Section 2.3(c), Sellers and Buyer shall, during the 20 Business Days following the date of such delivery (the "Resolution Period"), negotiate to resolve the Disputed Items. If during the Resolution Period the parties are unable to reach agreement, Sellers and Buyer shall refer all unresolved Disputed Items to Ernst & Young LLP, or any other independent accounting firm as Sellers and Buyer shall mutually agree upon (the "Independent Accountant"). Such reference shall be made within 10 Business Days of termination of the Resolution Period, whereupon the Independent Accountant shall make a determination with respect to each unresolved Disputed Item within 20 Business Days after the reference, which determination shall be made in accordance with this Section 2.3(d). The Independent Accountant shall deliver to Sellers and Buyer, within such 20-Business Day period, a report setting forth its adjustments, if any, to the Statement of Final Adjustment and the calculations supporting such adjustments. Such report shall be final and binding on the parties and conclusive. Sellers and Buyer shall each pay one-half of all the costs incurred in connection with the engagement of the Independent Accountant. As used herein, "Final Adjustment Amount" shall mean (i) if no notice of Disputed Items is delivered by Buyer within the period provided in Section 2.3(d), the Adjustment Amount as shown on the Statement of Final Adjustment as prepared by Sellers or
(ii) if such a notice of Disputed Items is delivered by Buyer, either (x) the Adjustment Amount as agreed to in writing by Sellers and Buyer or (y) the Adjustment Amount as shown in the Independent Accountant's calculation delivered pursuant to this Section 2.3(e). The parties acknowledge that they have discussed their past contacts, if any, with the Independent Accountant, and that neither party shall have the right to object to the Independent Accountant's service in such role by reason of non-disclosure of past contacts, conflicts of interest, or any other reason. The scope of the disputes to be resolved by the Independent Accountant shall be limited to the unresolved Disputed Items, and the Independent Accountant is not to make any other determination. Any determinations by the Independent Accountant, and any work or analyses performed by the Independent Accountant, in connection with its resolution of any dispute under this Section 2.3 shall not be admissible in evidence in any suit, action or proceeding between the parties, other than to the extent necessary to enforce payment obligations under this Section 2.3.

            (e) If the Final Adjustment Amount is less than the Estimated Adjusted Amount, then Sellers shall, within 10 Business Days after the determination of the Final Adjustment Amount, pay to Buyer, by wire transfer of immediately available funds in accordance with written instructions given to Sellers by Buyer, the amount of such shortfall, together with interest on such amount from the Closing Date to the date of such payment at a rate equal to the Prime Rate. If the Final Adjustment Amount is greater than the Estimated Adjustment Amount, then Buyer shall, within 10 Business Days after the determination of the Final Adjustment Amount, pay to Sellers, by wire transfer of immediately available funds in accordance with written instructions given by Sellers to Buyer, the amount of such excess, together with interest on such amount from the Closing Date to the date of such payment at a rate equal to the Prime Rate.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Section 3.1 Representations and Warranties of Sellers.Except as disclosed in the disclosure schedule (the "Sellers Disclosure Schedule") delivered by Sellers to Buyer prior to the execution of this Agreement (which schedule sets forth, among other things, items, the disclosure of which is necessary or appropriate, either in response to an express disclosure requirement contained in this Section 3.1, or to one or more of Sellers' covenants; provided, however, that disclosure in any section of the Sellers Disclosure Schedule shall, to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement, apply to such other section of this Agreement) Sellers represent and warrant to Buyer that the following statements contained in this Section 3.1 are correct and complete as of the date of this Agreement:

            (a) Good Standing and Other Matters.

            (i) SFTP is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has full power and authority to own the SFTP Shares and its FCPLP Interest.

            (ii) Funtime is duly organized, validly existing and in good standing as a corporation under the laws of the State of Ohio and has full power and authority to own the Funtime Shares and its Elitch Interest.

            (iii) EGHGP is duly organized, validly existing and in good standing as a general partnership under the laws of the State of Delaware and has full power and authority to own its Elitch Interests.

            (iv) Frontier City is duly organized, validly existing and in good standing as a corporation under the laws of the State of Oklahoma and has full power and authority to own its FCPLP Interest.

            (v) SFSGP is duly organized, validly existing and in good standing as a corporation under the laws of the State of Texas and has full power and authority to own its SFSLP Interest.

            (vi) Splashtown is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has full power and authority to own its SFSLP Interest.

            (vii) Spring Beverage is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has full power and authority to own the Spring Shares.

            (viii) Tierco is duly organized, validly existing and in good standing as a corporation under the laws of the State of Oklahoma and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (ix) Premier Waterworld is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (x) Enchanted Parks is duly organized, validly existing and in good standing as a corporation under the laws of the State of Washington and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (xi) Darien Lake is duly organized, validly existing and in good standing as a corporation under the laws of the State of New York and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (xii) Spring is duly organized, validly existing and in good standing as a corporation under the laws of the State of Texas and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (xiii) FCPLP is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Oklahoma and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (xiv) Elitch LP is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Colorado and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (xv) SFSLP is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SFSLP is duly authorized to conduct business and in good standing under the laws of the State of Texas.

            (xvi) A true, correct and complete copy of each of the Companies' Articles of Incorporation and Bylaws and each of the Partnerships' Certificate of Limited Partnership and Agreement of Limited Partnership, as in effect on the date of this Agreement, has been furnished or made available to Buyer or its representatives.

            (xvii) No Target Entity is required to qualify to transact business in any jurisdiction based on the nature of its operations or the ownership of the Assets other than those jurisdictions in which it is currently qualified, except where the failure to so qualify would not have a Material Adverse Effect.

            (b) Ownership; Capitalization of the Target Entities.

            (i) SFTP is the sole record and beneficial owner of the SFTP Shares. Funtime is the sole record and beneficial owner of the Funtime Shares. Spring Beverage is the sole record and beneficial owner of the Spring Shares. The Shares constitute all of the issued and outstanding capital stock of Tierco, Premier Waterworld, Enchanted Parks, Darien Lake and Spring. As of the date of this Agreement, the authorized capital stock of Tierco consists of 50,000 shares of common stock, $1.00 par value per share, of which 100 shares are issued and outstanding. As of the date of this Agreement, the authorized capital stock of Premier Waterworld consists of 100 shares of common stock, no par value per share, of which 100 shares are issued and outstanding. As of the date of this Agreement, the authorized capital stock of Enchanted Parks consists of 100,000 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding. As of the date of this Agreement, the authorized capital stock of Darien Lake consists of 1,000 shares of common stock, $1.00 par value per share, of which 100 shares are issued and outstanding. As of the date of this Agreement, the authorized capital stock of Spring consists of 10,000 shares of common stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding. The Shares are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or other similar rights.

            (ii) SFTP and Frontier City are the sole record and beneficial owners of the FCPLP Interests and the FCPLP Interests constitute all of the outstanding interests in FCPLP. The FCPLP Interests are fully paid and nonassessable and were not issued in violation of any preemptive or other similar rights.

            (iii) Funtime and EGHGP are the sole record and beneficial owners of the Elitch Interests and the Elitch Interests constitute all of the outstanding interests in Elitch LP. The Elitch Interests are fully paid and nonassessable and were not issued in violation of any preemptive or other similar rights.

            (iv) SFSGP and Splashtown are the sole record and beneficial owners of the SFSLP Interests and the SFSLP Interests constitute all of the outstanding interests in SFSLP. The SFSLP Interests are fully paid and nonassessable and were not issued in violation of any preemptive or other similar rights.

            (v) Except for the Securities, there are outstanding no shares of capital stock or other interests in any of the Target Entities; no securities or interests in any of the Target Entities that are convertible into, or exchangeable or exercisable for, shares of capital stock or other interests in any of the Target Entities; and no options, warrants, calls, rights, commitments or agreements to which any of the Target Entities is a party or by which it is bound, in any case obligating a Target Entity to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, shares of capital stock or other interests in any of the Target Entities, or obligating any of the Target Entities to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock or other interests of any of the Target Entities. The Target Entities do not have any Subsidiaries.

            (vi) The transfer and delivery of the Securities by Sellers to Buyer as contemplated by this Agreement will transfer good and valid title to the Securities to the Buyer, free and clear of all encumbrances, except for encumbrances arising as a result of any action taken by Buyer and its Affiliates.

            (c) Authority. Each Seller has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated herein and therein. The execution, delivery and performance of this Agreement and the other Transaction Documents by Sellers and the consummation by Sellers of the transactions contemplated herein or therein have been duly authorized by each Seller. This Agreement and each of the other Transaction Documents to which each Seller is or will be a party has been, or upon execution and delivery thereof will be, duly and validly executed and delivered by such Seller and, assuming that this Agreement and the other Transaction Documents to which such Seller is a party constitute the valid and binding agreement of the other parties hereto and thereto, constitute, or upon execution and delivery will constitute, the valid and binding agreement of such Seller, enforceable against such Seller in accordance with their respective terms and conditions, except that the enforcement hereof and thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            (d) No Conflict; Required Filings and Consents. The execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of the certificate of incorporation or by-laws of Sellers or the comparable organizational documents of any of Target Entities; (ii) subject to obtaining the consents referred to in Section 3.1(d) of the Sellers Disclosure Schedule, conflict with, or result in the breach of, constitute a default under, result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Sellers or Target Entities under, or to a loss of any benefit of the Business to which Sellers or Target Entities are entitled under, any Material Contract to which any Seller or Target Entity is a party or to which its Assets are subject and which solely relates to the Business; (iii) result in the creation of any material Lien upon any of the Assets; and (iv) subject to obtaining the Consents of any Governmental Authority referred to in Section 3.1(d) of the Sellers Disclosure Schedule and except for filings under the HSR Act, if applicable, violate or result in a breach of or constitute a default under any Applicable Law or other restriction of any Governmental Authority to which any Seller or Target Entity is subject; except, with respect to clauses (ii) and (iv), for any violations, breaches, conflicts, defaults, terminations, cancellations or accelerations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Consent of any Governmental Authority is required by any Seller or Target Entity in connection with the execution, delivery and performance by either Seller of this Agreement and the other Transaction Documents to which it is a party or the consummation by any Seller of the transactions contemplated herein or therein, except for such Consents set forth on Section 3.1(d) of the Sellers Disclosure Schedule, filings under the HSR Act, if applicable, and such other Consents, the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

            (e) Financial Statements; Attendance. Sellers have furnished to Buyer or its representatives an unaudited balance sheet of the Business and unaudited statements of operations and cash flows of the Business for each of the fiscal years ended December 31, 2004 and 2005 (such unaudited financial statements being referred to collectively as the "Annual Financial Statements") and an unaudited balance sheet of the Business and unaudited statements of operations and cash flows of the Business for the nine month period ended September 30, 2006 in the form attached hereto as Exhibit F (such unaudited financial statements being referred to collectively as the "Unaudited Interim Financial Statements" and, together with the Annual Financial Statements, the "Financial Statements"). The Annual Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the financial position of the Business at the dates thereof and the results of the operations and cash flows of the Business for the respective periods indicated, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein. Section 3.1(e) of the Sellers Disclosure Schedule accurately sets forth the attendance at the Business (by facility) during 2004, 2005 and 2006.

            (f) Compliance with Applicable Laws. Section 3.1(f) of the Sellers Disclosure Schedule lists all Permits held by the Target Entities. Except as set forth on Section 3.1(f) of the Sellers Disclosure Schedule, each Target Entity
(i) holds all Permits required for the lawful conduct of its Business, and (ii) is in material compliance with, and, during the three fiscal years prior to the date hereof, has materially complied with and has operated its Business in compliance in all material respects with, all material Applicable Laws and Permits. No investigation or review by any Governmental Authority with respect to any Target Entity is pending or, to the Knowledge of Sellers, threatened which, if resolved adversely to any Target Entity, would reasonably be expected to have a Material Adverse Effect. For purposes of this Section 3.1(f), the term "Applicable Laws," as used in clause (ii) above, shall not include any Environmental Laws, any Applicable Laws relating to Taxes or the subject matters of Sections 3.1(o) and (p).

            (g) Absence of Litigation. Except as set forth on Section 3.1(g) of the Sellers Disclosure Schedule, as of the date of this Agreement, there is no material written claim, action, demand, suit, action, judicial or administrative proceeding, investigation, determination, order, decree, judgment, mediation or arbitration pending (collectively, "Claims") or, to the Knowledge of Sellers, threatened against any Target Entity by or before any arbitrator or Governmental Authority. For purposes of this Section 3.1(g), the term Claims shall not include any written claims, actions, suits, judicial or administrative proceedings, determinations, orders, decrees, judgments, mediations or arbitrations relating to Environmental Laws, any Applicable Laws relating to Taxes or the subject matters of Sections 3.1(o) and (p).

            (h) Insurance. Each of the Target Entities has in force policies of insurance underwritten by reputable insurance companies or associations in amounts and with retentions and deductibles and covering such risks as are in accordance with reasonable business practices. Set forth on Section 3.1(h) of the Sellers Disclosure Schedule, as of the date of this Agreement, is a true, correct and complete list of all workers' compensation, fire, general liability, fiduciary liability, directors' and officers' liability, malpractice liability, theft and other forms of property and casualty insurance held by any Target Entity and all fidelity bonds that are material to any Target Entity. Except for policies that have been, or are scheduled to be, terminated in the ordinary course of conducting its Business and in accordance with the terms thereof or as set forth on Section 3.1(h) of the Sellers Disclosure Schedule, with respect to each of the insurance policies set forth on Section 3.1(h) of the Sellers Disclosure Schedule: (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) neither the Target Entity nor, to the Knowledge of Sellers, any other party to the policy, is in material breach or default thereunder, and to the Knowledge of Sellers, no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the of such policy against any the Target Entity and (iii) other than in the ordinary course of business, the Target Entity has not received any notice of cancellation or non-renewal of any such policy nor, to the Knowledge of Sellers, is the termination of any such policy or arrangement threatened.

            (i) Owned Real Property.

            (i) Title. Set forth on Section 3.1(i) of the Sellers Disclosure
      Schedule is a list of all the Owned Real Property.

                  (A) Other than as reflected on Section 3.1(i) or 3.1(j) of the
            Sellers Disclosure Schedule, there are no Real Property Leases, either written or oral, affecting any of the Real Property, its operation or use, including the operation or use of the Improvements, the failure or termination of which would reasonably be expected to have a Material Adverse Effect.

                  (B) The Target Entities have indefeasible fee simple title to the Owned Real Property and a valid leasehold interest in the Leased Real Property.

            (ii) Condemnation; Eminent Domain. Except as set forth on Section 3.1(i)(ii) of the Sellers Disclosure Schedule, no Seller has received any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to the Knowledge of Sellers, no such condemnation proceeding or eminent domain proceeding is threatened affecting any of the Real Property or any portion thereof.

            (iii) Contracts. Except as set forth on Section 3.1(i)(iii) of the Sellers Disclosure Schedule, on the Closing Date, there will be no outstanding Material Contracts made by Sellers for the construction or repair of any Improvements that have not been fully paid for, and Sellers shall cause to be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to the Owned Real Property prior to the Closing Date, other than those which are Permitted Liens.

            (iv) Insurance Policies. No Seller or Target Entity has received written notice from any insurance carrier of defects or inadequacies in the Real Property which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefore.

            (v) Compliance with Liens. No Seller or Target Entity has received written notice from the holder of any Lien, other than Liens that, individually or in the aggregate, are immaterial, on the Owned Real Property or any portion thereof, including without limitation, under the Affiliate Financing Arrangements, asserting that a default or breach exists thereunder which remains uncured after the expiration of applicable notice and cure periods, or that a condition exists or event has occurred which, with the giving of notice or passage of time or both, would constitute a default or breach by a Target Entity thereunder, other than Liens to be Released.

            (j) Leased Real Property. Set forth on Section 3.1(j) of the Sellers Disclosure Schedule is a list of all Real Property Leases and a description of all Leased Real Property. Each Real Property Lease set forth on Section 3.1(j) of the Sellers Disclosure Schedule is a valid and binding obligation of the applicable Target Entity and (subject to any of such Real Property Leases being terminated in the ordinary course of Business operations) is in full force and effect. No Target Entity has received notice of any default, and to the Knowledge of Sellers, except as otherwise set forth on Section 3.1(j) of the Sellers Disclosure Schedule, no Target Entity is in default in any material respect, under any Real Property Lease, beyond the expiration of applicable notice and cure periods.

            (k) Tangible Property. Each Target Entity owns, or holds pursuant to Lease, all of the Tangible Property of the applicable Target Entity that is material to the conduct of the Business as it is currently conducted, free and clear of all material Liens other than Permitted Liens. Such Tangible Properties and Assets of each Target Entity are in the aggregate in sufficiently good operating condition (except for ordinary wear and tear) to allow the Business to be operated as currently conducted by each Target Entity, except where the failure to be in such condition or repair would not be reasonably likely to have a Material Adverse Effect. To the Knowledge of Sellers, the amusement rides identified in Section 3.1(k) of the Sellers Disclosure Schedule are in good operating condition (except for ordinary wear and tear) and have been maintained in all material respects in accordance with applicable industry standards, except as otherwise noted thereon.

            (l) Environmental Matters. Except for the Existing Environmental Conditions, and as otherwise disclosed on Section 3.1(l) of the Sellers Disclosure Schedule:

            (i) To the Knowledge of Sellers, there has not been, and is not now present, any Environmental Condition which has not been remediated and/or otherwise resolved as, and to the extent, required in accordance with Environmental Laws, at, on, under or from any Real Property (including, without limitation, in improvements, soils, groundwater, surface water in, at, on, from or under such Real Property), and none of the Real Property is identified on any current list, schedule, log, inventory or record, however defined, of contaminated property (including, without limitation, the National Priorities List or other list with respect to sites from which there is or has been a Release of a Hazardous Substance), established and/or maintained or any Governmental Authority having jurisdiction over the Real Property and any Hazardous Substances including, without limitation, by the United States Environmental Protection Agency, or in the states of California, Colorado, Washington, Oklahoma, New York and Texas, other than as would not be reasonably expected to result in any Environmental Liability;

            (ii) The Target Entities have not owned, leased or operated, as appropriate, any real property other than the Real Property;

            (iii) Neither the Real Property nor any Target Entity, nor, to the Knowledge of Sellers, any current or former tenant of any Real Property, is currently subject to any orders, decrees or injunctions with any Governmental Authority, or is subject to any indemnity or other agreement with any third party, pertaining to Liabilities under any Environmental Law, which has not been remediated and/or resolved as, and to the extent, required in accordance with Environmental Laws and which obligates any Target Entities to pay money, or otherwise obligates Sellers to pay money, with respect to any Real Property;

            (iv) The ownership and/or operation of the Business and Assets by the Target Entities are currently, and at all times during the immediately prior three years of Target Entities' ownership or operation have been, in compliance with all Environmental Laws, except for violations which have been remediated and/or resolved as, and to the extent, required in accordance with Environmental Laws or where the failure to comply would not reasonably be expected to result in any Environmental Liability;

            (v) During the ownership and/or operation of the Real Property by the Target Entities and, to the Knowledge of Sellers, at all other times, Hazardous Substances have not been managed, manufactured, produced or generated by, Released, treated or stored in, on, at, under or transported to or from, the Real Property in violation of any Environmental Laws, except such violations as have been remediated and/or resolved as, and to the extent, required in accordance with Environmental Laws or where the failure to so comply would not reasonably be expected to result in any Environmental Liability;

            (vi) There are no actual, pending, or, to the Knowledge of Sellers, threatened Environmental Claims including, without limitation, investigations by any Governmental Authorities, against or concerning the Target Entities, the Business or the Assets which, if adversely decided, would reasonably be expected to have a Material Adverse Effect on the Business as currently conducted, and/or the use and operation of the Real Property as currently used and operated, by the Target Entities or otherwise result in any Environmental Liability;

            (vii) There exists no material Lien affecting the Business or Assets arising under Environmental Laws, other than Permitted Liens;

            (viii) The Target Entities have all material Environmental Permits required to operate the Business as presently conducted, except where the failure to do so would not reasonably be expected to result in any Environmental Liability;

            (ix) To the Knowledge of Sellers, and except as set forth on Section 3.1(l) of the Sellers Disclosure Schedule, there are no existing open underground storage tanks or septic tanks in which Hazardous Substances are currently being, or have been, treated, stored or Released on the Real Property in violation of Environmental Laws; and

            (x) The Target Entities have furnished to Buyer complete and legible copies of all environmental assessments, reports, audits, and material communications to/from Governmental Authorities in Target Entities' possession that relate to (i) any and all Rea1 Property; and (ii) compliance with Environmental Laws by the Target Entities or any tenant at any and all Real Property. To the Knowledge of Sellers, all information the Target Entities have furnished to Buyer concerning the Environmental Condition of any Real Property, prior uses of any Real Property, and/or the operations of any Target Entity related to compliance with Environmental Laws, is accurate and complete in all material respects.

            This Section 3.1(l) is the sole and exclusive representation and warranty with respect to the Environmental Condition of the Real Property and related environmental matters.

            (m) Taxes. Except as set forth on Section 3.1(m) of the Sellers Disclosure Schedule:

            (i) All Tax Returns that are required to have been filed by or with respect to a Target Entity have been timely filed (taking into account applicable extensions), and all Taxes shown on such Tax Returns have been paid. All such filed Tax Returns were correct in all material respects. All Taxes due and payable by or with respect to any of the Target Entities (whether or not shown on any filed Tax Return) have been timely paid to the applicable taxing authority. No unresolved Claim that a Target Entity is liable for Taxes that have not been paid has been asserted in writing by any Governmental Authority. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the Assets of any Target Entity.

            (ii) No Target Entity has waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes.

            (iii) All Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been properly and timely withheld and paid.

            (iv) There are no pending or, to the Knowledge of Sellers, threatened actions or proceedings for the assessment or collection of Taxes with respect to any Target Entity. There are no ongoing tax audits, examinations or other administrative or court proceedings involving Taxes with respect to any Target Entity, and none of SF Parent, the Sellers or the Target Entities has received any written notice from any Governmental Authority that it intends to conduct a tax audit, examination or other tax proceeding.

            (v) None of the Target Entities will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period as a result of a catch-up adjustment attributable to any (A) change in method of accounting for a Pre-Closing Tax Period, (B) "Closing Agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or non-United States income tax law) executed on or prior to the Closing Date, or (C) installment sale or open transaction disposition made on or prior to the Closing Date.

            (vi) No Target Entity has participated in a "reportable transaction" within the meaning of Regulations section 1.6011-4(b).

            (n) Material Contracts. Set forth on Section 3.1(n) of the Sellers Disclosure Schedule, as of the date of this Agreement, is a list of all Material Contracts to which any Target Entity is a party or by which any Target Entity or the Business is otherwise bound. A true, correct and complete copy of each such Material Contract has been furnished or made available to Buyer or its representatives. With respect to each such Material Contract, (i) the Contract is the legal, valid and binding obligation of the Target Entity, enforceable against the Target Entity that is a party thereto, and is in full force and effect and (ii) except as set forth on Section 3.1(n) of the Sellers Disclosure Schedule, the Target Entity that is a party thereto is not in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default by such Target Entity. To the Knowledge of Sellers, with respect to each such Material Contract, (i) the Contract is the legal, valid and binding obligation of each other party thereto, and enforceable against each other party thereto and (ii) each other party thereto is not in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default by such other party.

            (o) ERISA Compliance; Labor.

            (i) Set forth on Section 3.1(o)(i) of the Sellers Disclosure
      Schedule is a list of all material Employee Benefit Plans (identified as such) and all material Seller Plans (identified as such). Sellers have furnished to Buyer true and complete copies of each of the following documents: (i) the Seller Plans and the Employee Benefit Plans and related documents (including all amendments thereto); (ii) the most recent annual reports, actuarial reports, and financial statements, if any for each Employee Benefit Plan; (iii) the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to the Employee Benefit Plans and (iv) the most recent determination letter received from the IRS with respect to each Employee Benefit Plan that is intended to be qualified under the Code. Except as set forth on such schedule,

                  (A) no Target Entity sponsors, or has sponsored within the last two years, an Employee Benefit Plan subject to Section 412 of the Code, Title IV or Section 302 of ERISA;

                  (B) no "prohibited transaction," as such term is described in
            Section 4975 of the Code, has occurred with respect to any of the Employee Benefit Plans or Seller Plans that would subject any Target Entity to any material Tax or penalty on prohibited transactions imposed by Section 4975 of the Code or with respect to which any Target Entity would be subject to any material Liability;

                  (C) no Target Entity contributes or has an obligation to
            contribute to any "multi-employer plan" as such term is defined in
            Section 4001(a)(3) of ERISA;

                  (D) no liability under Title IV or Section 302 of ERISA, or
            Section 412 of the Code has been incurred by any Target Entity that has not been satisfied in full, and no condition exists that presents a material risk to any Target Entity of incurring a liability under such Title or such Sections;

                  (E) with respect to each of the Employee Benefit Plans that is intended to be "qualified" within the meaning of section 401(a) of the Code, each such Employee Benefit Plan satisfies, in all material respects, the requirements for "qualified" status under Section 401(a) of the Code, and a favorable determination letter to that effect has been issued by the IRS with respect to each such Employee Benefit Plan. Each of the Employee Benefit Plans that is intended to satisfy the requirements of section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects;

                  (F) no Employee Benefit Plan covers or provides benefits to persons other than current or former Target Entity Employees and their beneficiaries and dependents;

                  (G) no amounts payable under any Seller Plan or Employee
            Benefit Plan to any current or former employee or director of any Target Entity, and no payments or other benefits paid or provided or to be paid or provided in connection with, or as a result of, the transactions contemplated by this Agreement to any current or former employee or director of any Target Entity, will be an "excess parachute payment" (as defined in Section 280G of the Code) subject to Section 280G or 4999 of the Code;

                  (H) except as required by Applicable Law with respect to
            vesting under qualified plans, as contemplated herein or as set forth in Section 3.1(o)(i)(H) of the Sellers Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in, or is a precondition to, (a) any current or former employee or director of any Target Entity becoming entitled to severance pay or any similar payment, (b) the acceleration of the time of payment or vesting, or an increase in the amount of, any compensation due to any current or former employee or director of any Target Entity, or (c) the renewal or extension of the term of any agreement regarding the compensation of any current or former employee or director of any Target Entity; and

                  (I) each Employee Benefit Plan and any Seller Plan that is a nonqualified deferred compensation plan (within the meaning of Section 409A of the Code) that is subject to Section 409A of the Code has been operated and administered in all material respects in good faith compliance with the requirements of Section 409A of the Code with respect to any current or former employee or director of any Target Entity.

            (ii) Each Employee Benefit Plan has been maintained in compliance with Applicable Laws in all material respects. As of the date of this Agreement, there are no material actions, suits or claims by or relating to current or former Target Entity Employees pending (other than routine claims for benefits) or, to the Knowledge of Sellers, threatened against, or with respect to, any of the Seller Plans or the Employee Benefit Plans. All contribution obligations with respect to the Employee Benefit Plans have been satisfied in all material respects. As of the date of this Agreement, there is no matter pending with respect to any of the Employee Benefit Plans before the Internal Revenue Service or the Department of Labor.

            (iii) Section 3.1(o)(iii) of the Sellers Disclosure Schedule contains a true and correct list of all directors and employees (other than seasonal employees) of the Target Entities, including any agreement relating thereto, and a description of the rate and nature of the compensation payable by any Target Entity to each such person as of the date of this Agreement. Sellers shall provide not later than three Business Days prior to the Closing Date, a revised Section 3.1(o)(iii) of the Sellers Disclosure Schedule that updates the information provided under Section 3.1(o)(iii) as of a date not earlier than five days before the Closing Date. Each individual who performs services directly for any Target Entity has in all material respects been properly classified by the Target Entity as an employee or an independent contractor.

            (iv) Except as set forth on Section 3.1(o)(iv) of the Sellers Disclosure Schedule, as of the date of this Agreement, no Target Entity is a party to any collective bargaining agreement. Except as set forth on
      Section 3.1(o)(iv) of the Sellers Disclosure Schedule, as of the date of this Agreement, no Target Entity is engaged in any unfair labor practices, has any unfair labor practice charges or complaints before the National Labor Relations Board pending or, to the Knowledge of Sellers, threatened against it or has received any written notice of any charges, complaints or proceedings pending or, to the Knowledge of Sellers, threatened against it before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority responsible for regulating employment practices which, in the aggregate, would be reasonably expected to have a Material Adverse Effect.

            (p) Target Entity Intellectual Property.

            (i) All Target Entity Exclusive Intellectual Property, including without limitation the material Target Entity Exclusive Intellectual Property which is set forth in Section 3.1(p)(i) of the Sellers Disclosure Schedule, is owned or, prior to Closing will be, validly licensed by or used by a Target Entity in conducting the operation of the Business.

            (ii) Sellers or its Affiliates own or, prior to Closing, will hold license rights to all Intellectual Property sufficient to grant Buyer all license rights in the Target Entity Non-Exclusive Intellectual Property to be licensed to Buyer and/or the Target Entities pursuant to the Sellers Intellectual Property License Agreement, including without limitation the material Target Non-Exclusive Intellectual Property which is set forth in
      Section 3.1(p)(ii) of the Sellers Disclosure Schedule.

            (iii) All interests of a Target Entity in any Target Entity Exclusive Intellectual Property, other than interests that, individually or in the aggregate, are immaterial, are free and clear of all Liens other than Permitted Liens.

            (iv) All Target Entity Intellectual Property is valid, enforceable, and will be in force as of the Closing Date, and is not subject to any injunctions, judgments, orders, or any other pending claims, threats or suits, oppositions or cancellation proceedings challenging or impairing the validity, use, exploitation or enforcement of such Target Entity Intellectual Property.

            (v) After giving effect to the transactions contemplated by this Agreement, each Target Entity owns, has the right, title and interest to, or has the License or right to use in the United States and any territory where the Target Entities conduct business, including sales and marketing through the internet, all Target Entity Intellectual Property (other than the Excluded Assets) currently used and necessary to conduct the operation of its Business as presently conducted, except for such License or right the failure of which to have would not be reasonably likely to have a Material Adverse Effect.

            (vi) Non-Infringement of Third-Party Intellectual Property

                  (A) To the Knowledge of Sellers, as of the date of this
            Agreement, no Target Entity is infringing or misappropriating the Intellectual Property of any third party and no third party has asserted against any Target Entity in writing a claim, threat, or cause of action or filed suit stating that any Target Entity has or is infringing the Intellectual Property of such third party.

                  (B) To the Knowledge of Sellers, as of the date of this
            Agreement, no third party is infringing any Target Entity Intellectual Property (other than the Excluded Assets), except for any such infringement which would not materially impair the continued use, value or exploitation of the Target Entity Intellectual Property in the Target Entity's continued operation of its business.

            (vii) The information technology assets set forth in Section 3.1(p)(vii) of the Sellers Disclosure Schedule are owned by the Target Entities.

            (q) Absence of Certain Changes or Events. Since September 30, 2006
(i) through the date of this Agreement, each of the Target Entities has conducted its Business only in the ordinary course and (ii) there has not been any effect, event, development, change or occurrence that has had, or would reasonably be expected to have, a Material Adverse Effect. Without limiting the generality of the foregoing sentence, since September 30, 2006, other than as set forth in Section 3.1(q) of the Sellers Disclosure Schedule, there has not been any action taken by the Target Entities that, if taken during the period from the date of this Agreement through the Closing Date, would require the consent of Buyer under Section 4.1.

            (r) Suppliers. Section 3.1(r) of the Sellers Disclosure Schedule includes a true and accurate list of the top 20 suppliers of the Target Entities, taken as a whole, by dollar volume of business for the fiscal year ended December 31, 2005 and a true and accurate list of the top 20 suppliers of the Target Entities, taken as a whole, by dollar volume of business for the period beginning January 1, 2006 and ending on September 30, 2006. Except as set forth in Section 3.1(r) of the Sellers Disclosure Schedule, no supplier listed in Section 3.1(r) of the Sellers Disclosure Schedule, other than suppliers with respect to Excluded Assets, has advised the Sellers or any Target Entity that it intends to cease doing business or reduce its business with the Target Entities.

            (s) Affiliate Transactions. There are no Contracts between any Target Entity, on the one hand, and any Sellers or any of their Affiliates, on the other hand that will continue in effect after the Closing (other than the Contracts to be entered into on the Closing Date as set forth in this Agreement). No Seller nor any of its Affiliates, except as otherwise contemplated herein, (i) owns or has any interest in any Asset or (ii) has any claim or cause of action against any Target Entity.

            (t) Sufficiency of Assets. Except for (i) the Excluded Assets; (ii) the Terminating Agreements and Licenses and (iii) as set forth on Schedule 3.1(t) of the Sellers Disclosure Schedule, the Assets, together with the services to be provided pursuant to the Transition Services Agreement, Sellers Intellectual Property License Agreement and Buyer Intellectual Property License Agreement, constitute all of the assets necessary to conduct the Business in substantially the same manner as presently conducted.

            (u) Brokers' Fees. Except for Citigroup Global Markets Inc. and Lehman Brothers Inc., none of the Target Entities has any Liability to pay any fees or commissions to any Person with respect to the transactions contemplated by this Agreement. None of the Buyer or the Target Entities shall have, and Sellers shall indemnify and hold harmless the Buyer Indemnified Parties from, any Liability to Citigroup Global Markets Inc. and Lehman Brothers Inc. for such fees or commissions.

            (v) Patriot Act. Sellers shall not transfer the proceeds obtained as a result of this Agreement to any person or entity listed on the Office of Foreign Assets Control list as "Terrorists" and "Specially Designated Nationals and Blocked Persons", or otherwise be in violation of the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 as a result of the Acquisition.

            Section 3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers that the following statements contained in this Section 3.2 are correct and complete as of the date of this Agreement.

            (a) Good Standing and Other Matters. Buyer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Florida and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (b) Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated herein and therein. The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by Buyer. No other proceedings on the part of Buyer are necessary to authorize this Agreement and the other Transaction Documents to which Buyer is a party, to perform Buyer's obligations hereunder and thereunder or for it to consummate the transactions contemplated herein and therein. This Agreement and the other Transaction Documents to which Buyer is a party have been, or upon execution and delivery will be, duly and validly executed and delivered by Buyer and, assuming that this Agreement and the other Transaction Documents constitute the valid and binding agreement of the other parties thereto, constitute, or upon execution and delivery will constitute, the valid and binding agreement of Buyer, enforceable against Buyer in accordance with their respective terms and conditions, except that the enforcement hereof and thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            (c) No Conflict; Required Filings and Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party do not, and the consummation of the transactions contemplated herein and therein will not, (i) violate, conflict with, or result in any breach of any provisions of the Articles of Incorporation and/or Bylaws; (ii) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under any of the terms, conditions or provisions of any material contract, loan or credit agreement, note, bond, mortgage, indenture or deed of trust, or any license, lease, agreement, or other instrument or obligation, to which Buyer is a party or by which Buyer or any material portion of its assets is bound; or
(iii) except for filings under the HSR Act, if applicable, and subject to obtaining the Consents or making the registrations, declarations or filings set forth in the next sentence, violate any Applicable Law binding upon Buyer or by which it or any material portion of its assets is bound, except, with respect to clauses (ii) and (iii), such violations, conflicts, breaches or defaults as would not interfere with the ability of Buyer to perform its obligations under this Agreement and the other Transaction Documents to which it is a party. No Consent of any Governmental Authority is required by or with respect to Buyer in connection with the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party or the consummation of the transactions contemplated herein and therein, except for such Consents, the failure of which to obtain would not interfere with the ability of Buyer to perform its obligations under this Agreement and the other Transaction Documents to which it will be a party, and except for filings under the HSR Act, if applicable.

            (d) Litigation. As of the date of this Agreement, there is no Claim pending or, to the Knowledge of Buyer, threatened against Buyer relating to the transactions contemplated by this Agreement or which, if adversely determined, would adversely affect the ability of Buyer to perform its obligations and agreements under this Agreement and the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated herein and therein.

            (e) Brokers Fees. Except for V3 Capital Strategies, LLC, neither Buyer nor any of its officers and agents has any Liability to pay any fees or commissions to any Person with respect to the transactions contemplated by this Agreement. None of the Sellers shall have, and Buyer shall indemnify and hold harmless the Seller Indemnified Parties from, any Liability to V3 Capital Strategies, LLC for such fees or commissions.

            (f) Certain Disclosures. Sellers have disclosed to Buyer that the Target Entities are parties to or receive benefits under certain Contracts relating to food, beverages, services, merchandising, licensing and other agreements benefiting other amusement parks owned and operated by Sellers and their Affiliates that will terminate with regard to the Target Entities upon the Closing of the Acquisition, which are listed on Section 3.2(f)(i) of the Sellers Disclosure Schedule. In addition, Sellers have disclosed to Buyer that certain Licenses of the Target Entities will also terminate upon the Closing of this Acquisition, which are set forth on Section 3.2(f)(ii) of the Sellers Disclosure Schedule (collectively, the Contracts and Licenses set forth on Section 3.2(f)(i) and 3.2(f)(ii) of the Sellers Disclosure Schedule are referred to as the "Terminating Agreements and Licenses"). Sellers shall have no obligations or responsibilities to Buyer with regard to the termination of the Terminating Agreements and Licenses, and Buyer shall be solely responsible for securing any replacement Contracts and Licenses it deems appropriate in its discretion. Buyer is aware that Sellers will transfer the Excluded Assets of the Target Entities (as set forth on Section 3.2(f)(iii) of the Sellers Disclosure Schedule) to Sellers or Affiliates of Sellers prior to Closing.

            (g) Securities Act. Buyer is acquiring the Securities solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Buyer acknowledges that the Securities are not registered under the Securities Act or any applicable state securities laws and that such Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws as applicable. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the investment in the Securities and are capable of bearing the economic risks of such investment.

            (h) Financing Arrangements.

            (i) The financing of the transactions contemplated hereby will consist of the proceeds to be received by Buyer pursuant to the Asset Purchase Agreement (the "Asset Acquisition Proceeds"). Buyer has delivered to Sellers a true, accurate and complete copy of the Asset Purchase Agreement, pursuant to which, and subject to the terms and conditions thereof, CIP has agreed to provide Buyer with the Asset Acquisition Proceeds.

            (ii) The Asset Purchase Agreement has not been amended, modified, withdrawn or terminated in any respect. The Asset Purchase Agreement is a legal, valid and binding obligation of Buyer and CIP. The Asset Purchase Agreement is in full force and effect. There are no conditions precedent or other contingencies related to the closing of the transactions contemplated by the Asset Purchase Agreement other than as set forth in, or contemplated by, the Asset Purchase Agreement.

            (iii) When funded in accordance with the Asset Purchase Agreement, the Asset Acquisition Proceeds will provide Buyer with funds sufficient for the consummation by Buyer of the Acquisition and the satisfaction of all of Buyer's payment obligations under this Agreement.

            (iv) No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Buyer under any term or condition of the Asset Purchase Agreement, and Buyer believes that it will be able to satisfy, on a timely basis, any term or condition of closing to be satisfied by it contained in the Asset Purchase Agreement.

            (i) Bankruptcy.

            Buyer is not insolvent within the meaning of Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Buyer has not ceased to pay its debts as they become due. Buyer has not filed or taken any action to file a voluntary petition, case or proceeding under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of its debts and no such petition, case or proceeding has been filed against it which has not been dismissed, vacated or stayed on appeal and Buyer has not been adjudicated as bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency. Buyer has not sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator or other custodian of it or a material part of its assets, and Buyer has not made or taken any action to make a general assignment for the benefit of creditors nor has an arrangement, attachment or execution been levied and no tax lien or other governmental or similar lien has been filed, against it or a material part of its properties, which has not been duly and fully discharged prior to the date hereof.

            (j) Foreign Person.

            Buyer is a "United States person" (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.

                                   ARTICLE IV

                        PRE-CLOSING COVENANTS OF SELLERS

            Section 4.1 Conduct of Business. During the period from the date hereof until the Closing Date, except (i) for the transfer of the Excluded Assets to Sellers or Affiliates of Sellers, (ii) as otherwise contemplated by this Agreement or in Section 4.1 of the Sellers Disclosure Schedule or as required by Applicable Law or (iii) to the extent that Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld), Sellers shall cause each of the Target Entities to conduct its business in the ordinary course of business. Between the date of this Agreement and the Closing Date, except (i) for the transfer of the Excluded Assets to Sellers or Affiliates of Sellers or (ii) as otherwise contemplated by this Agreement or in Section 4.1 of the Sellers Disclosure Schedule or as required by any Applicable Law, Sellers shall not cause or permit any of the Target Entities to do any of the following without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed):

            (a) fail to use commercially reasonable efforts to maintain the Assets of the Target Entities (other than immaterial Tangible Personal Property) in their current physical condition, except for ordinary wear and tear;

            (b) except (i) for amendments, terminations or non-renewals in the ordinary course of Business of the Target Entities and (ii) with respect to the Terminating Agreements and Licenses, materially amend, terminate or fail to use its commercially reasonable efforts to renew any Material Contract, Permit or License;

            (c) merge or consolidate with or into any other Person, dissolve or liquidate;

            (d) except (i) in the ordinary course of Business of any Target Entity or (ii) as required by the terms and provisions of written contracts between a Target Entity and an employee thereof or any Employee Benefit Plan as in existence on the date of this Agreement, (A) adopt or, except to comply with Applicable Law, amend any Employee Benefit Plan or (B) increase in any material manner the aggregate compensation or fringe benefits of any director, officer or employee of a Target Entity;

            (e) except as required by GAAP, change any of the material accounting principles or practices used by a Target Entity;

            (f) (i) except for payments, dividends or distributions payable by or to a Target Entity in connection with the performance contemplated by Sections 4.4, 4.6 or 4.8 as set forth in Section 4.1(f) of the Sellers Disclosure Schedule, make any payments to Sellers, otherwise declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or property) in respect of, any of its capital stock or other voting securities, or (ii) adjust, split, combine, or reclassify any of its capital stock or other voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other securities;

            (g) issue, sell, pledge, dispose of, encumber or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock or voting securities of any class or any securities convertible into or exercisable or exchangeable for shares of capital stock or voting securities of any class of a Target Entity;

            (h) amend or otherwise change the certificate of incorporation or by-laws (or other comparable organizational instruments) of any Target Entity;

            (i) except (i) under the Affiliate Financing Arrangements in the ordinary course of business of a Target Entity, (ii) for current Liabilities incurred or advances borrowed in the ordinary course of operating the Business or (iii) in connection with the performance contemplated by Sections 4.4, 4.6 or
4.8 as set forth in Section 4.1(i) of the Sellers Disclosure Schedule,: (x) incur or assume any Debt, assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person (other than endorsements of checks in the ordinary course), (y) make any loans, advances or capital contributions to, or investments in, any Person (other than advances to directors, officers and employees in the ordinary course of operating its Business) or (z) grant any Lien upon any of the Assets other than Permitted Liens;

            (j) except for the Excluded Assets (including those that are assigned or conveyed to Buyer in accordance with Section 5.20 hereof) or in connection with the performance contemplated by Sections 4.4, 4.6 or 4.8 as set forth in Section 4.1(j) of the Sellers Disclosure Schedule, sell or otherwise dispose of (by merger, consolidation or sale of stock or assets) any corporation, partnership or other business organization or division thereof or any assets, other than purchases and sales of inventory and other assets in the ordinary course of business;

            (k) except for the Licenses listed on Section 3.2(f)(ii) of the Sellers Disclosure Schedule, sell, transfer, license, grant permission to use or otherwise dispose of any Intellectual Property except in the ordinary course of business consistent with past practice;

            (l) accelerate the collection of accounts receivable or defer payment of liabilities other than in the ordinary course of business;

            (m) delay or postpone the payment of accounts payable and other Liabilities or accrue any expenses outside the ordinary course of business, or accelerate or accept the prepayment of any notes or accounts receivable or accelerated billings or recognize revenue outside the ordinary course of business;

            (n) make any capital expenditure or commitment for capital expenditures, other than capital expenditures set forth in Section 4.1(n) of the Sellers Disclosure Schedule that are approved by Buyer in writing;

            (o) incur any Marketing Expenses, other than Marketing Expenses set forth in Section 4.1(o) of the Sellers Disclosure Schedule that are approved by Buyer in writing; provided, further, that the Sellers and Buyer agree to cooperate fully with the other party between the date hereof and the Closing to develop a mutually agreed upon marketing plan for the 2007 season;

            (p) make or materially change any Tax election that would materially and adversely affect a Target Entity after the Closing Date;

            (q) allow any Permit to expire, lapse or terminate without using commercially reasonable efforts to renew it; or

            (r) authorize any of, or commit or agree to take any of, the foregoing actions.

            Section 4.2 Access and Information. Until the Closing or the termination hereof, Sellers shall afford Buyer and its representatives (including CIP and its representatives and including Buyer's and CIP's accountants and counsel), reasonable access during normal business hours, in each case, only at such locations and in accordance with such procedures as are mutually agreed to between Buyer and Sellers prior to any such access, to all properties, systems, books and records of each Target Entity as Buyer may reasonably request for the purposes of familiarizing themselves with the business of Target Entities. Notwithstanding the foregoing, neither Buyer nor any of its representatives shall (i) contact any personnel (including independent contractors), customers or prospective customers, vendors, partners, banking relationships or other business relationships of any Target Entity, in each case without the express prior written consent of the General Counsel of SFTP, which consent shall not be unreasonably withheld or delayed; (ii) unreasonably interfere with the business of the Target Entities conducted at such property; (iii) damage any property or any portion thereof or (iv) perform any procedure or investigation (including, without limitation, any environmental investigation or study) without the express prior written consent of the General Counsel of SFTP, which consent shall not be unreasonably withheld or delayed. Buyer shall schedule and coordinate all inspections with Sellers and shall give Sellers at least five (5) Business Days prior written notice thereof, setting forth in reasonable detail the inspection or materials that Buyer or its representatives intend to conduct or review. No investigation made by Buyer or its representatives shall affect the representations, warranties and agreements made by Sellers pursuant to this Agreement, and each such representation, warranty and agreement shall survive any such investigation in accordance with the terms of this Agreement. All information provided pursuant to this Agreement shall remain subject in all respects to the Confidentiality Agreement until the Closing Date. Notwithstanding the foregoing provisions of this Section 4.2, neither Sellers nor the Target Entities shall be required to grant access or furnish information to Buyer or any of Buyer's representatives to the extent that such information is subject to an attorney-client or attorney work product privilege, or that granting such access or furnishing such information is prohibited by an existing contract or agreement or would result in the disclosure to Buyer of any non-public information relating to a member (other than a Target Entity) of an Affiliated Group that includes a Target Entity. Furthermore, notwithstanding the foregoing, Buyer shall not be given access to personnel records of the Target Entities relating to individual performance or evaluation records, medical histories or other information the furnishing of which, in Sellers' good faith opinion, could subject a Seller or a Target Entity to risk of liability. Notwithstanding anything to the contrary in this Agreement, neither Buyer nor any of its representatives shall, directly or indirectly, contact in any manner any third party to a Real Estate Lease without the express prior written consent of the General Counsel of SFTP, which consent shall not be unreasonably withheld or delayed.

            Section 4.3 Notification of Certain Matters; Supplemental Disclosure Letters. (a) Sellers shall give prompt notice to Buyer of (i) the occurrence, or failure to occur, of any event of which Sellers have Knowledge that has caused any representation or warranty of Sellers contained in this Agreement to be untrue or inaccurate in any material respect or (ii) the failure of Sellers to comply with or satisfy in any material respect any covenant to be complied with by them hereunder. Except as set forth in Section 4.3(b), no such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

            (b) Sellers shall have the right to disclose additional matters (a "Supplemental Disclosure Item") in a letter to Buyer (a "Supplemental Disclosure Letter") from time to time prior to the Closing as necessary in order to make the representations and warranties true and correct as of the date of this Agreement and as of the Closing Date and each such Supplemental Disclosure Letter shall be treated as having been given on the date hereof and to prevent or cure any misrepresentation or breach of warranty solely with respect to the indemnification provisions of Section 8.2(a) below; no such disclosure shall limit, modify or affect in any manner the conditions to Buyer's obligations in
Section 6.2 below. The delivery of a Supplemental Disclosure Letter with updated disclosures shall not diminish Buyer's right to terminate this Agreement pursuant to Section 9.1, including Section 9.1(b)(i).

            (c) Buyer shall give prompt notice to Sellers of (i) the occurrence, or failure to occur, of any event of which it has Knowledge that has caused any representation or warranty of Buyer contained in this Agreement to be untrue or inaccurate in any material respect and (ii) the failure of a Buyer to comply with or satisfy in any material respect any covenant to be complied with by it hereunder. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

            Section 4.4 Termination of Agreements. On or before the Closing Date, Sellers shall cause the Target Entities to (a) terminate any loan agreements, advances or other monetary obligations between (i) any Seller (or Affiliate of a Seller) and a Target Entity or (ii) between the Target Entities; and (b) terminate any rights or obligations of the Target Entities under the Tax Sharing Agreements and the Shared Services Agreement.

            Section 4.5 Real Estate Matters.

            (a) Title Insurance Commitments. As soon as commercially practicable after the date of this Agreement, Sellers shall obtain and deliver, or cause to be delivered, to Buyer and CIP, a title insurance commitment with respect to each of the Real Properties in form sufficient for the issuance of an ALTA title insurance policy (each, a "Title Commitment") proposing to insure Buyer and CIP with respect to fee simple title, or a valid leasehold interest, as the case may be, to each Real Property, free and clear of Liens other than the Permitted Liens, which Title Commitments shall be prepared by First American Title Insurance Company, either directly or through a duly authorized agent or affiliate (the "Title Company"), together with copies of all instruments referred to therein, to the extent available or obtainable from the applicable Governmental Authorities; provided, however, that Sellers shall not be required to satisfy any conditions or requirements in connection with the issuance of the Title Commitments arising solely in connection with the transactions contemplated under the Asset Purchase Agreement.

            (b) Surveys. As soon as commercially practicable after the date of this Agreement, Sellers shall obtain (with a duplicate original to Buyer and CIP) a current new survey of each Real Property (each, a "Survey"), prepared by a licensed surveyor in accordance with modified ALTA/ACSM standards which are customarily required in order to allow the Title Company to issue each Title Policy in accordance with this Agreement. Each Survey shall include a metes and bounds legal description of the subject Real Property (and each parcel thereof which has not been merged or consolidated in accordance with Applicable Law) and be certified by the surveyors in favor of the appropriate Seller, Buyer, CIP, and the Title Company. The Surveys shall otherwise be reasonably satisfactory to Title Company and Buyer and shall show all exceptions to the Title Commitments which are locatable.

            (c) Title Objections/Cure of Title Objections. With respect to each Real Property, within fifteen (15) Business Days after receiving the later of, a Title Commitment (including any downdate thereof or supplement thereto by Title Company (each, a "Downdate")) or Survey, for such Real Property, Buyer shall deliver to Sellers written notice (an "Objection Letter") specifying any title defect or objection which Buyer, in its reasonable discretion, shall have to matters contained in the subject Title Commitment and/or Survey, other than Permitted Closing Date Liens ("Title Objections"); provided, however, Buyer shall use commercially reasonable efforts to notify Seller of any Title Objection promptly upon discovering the basis for such Title Objection, which shall in all events be no later than the time period set forth hereinabove. Notwithstanding the foregoing, or anything to the contrary set forth herein:

            (i) Timing. If Buyer fails to notify Sellers of a Title Objection within the time provided herein, then Buyer shall be deemed to have accepted the Title Commitment, Survey and Real Property subject to such Title Objection, and such Title Objection shall be deemed a Permitted Closing Date Lien.

            (ii) Cure. Within ten (10) Business Days following Sellers' receipt of an Objection Letter, Sellers shall notify Buyer in writing ("Seller's Response"), whether, in its sole discretion, Sellers elect to cure, remove or release any or all of the Title Objections set forth in the Objection Letter, whereupon, if Sellers elect to cure, remove or release, Sellers shall use all commercially reasonable efforts to do so by the Closing Date (or such longer period as may be reasonably requested by Sellers). If Sellers are unable or unwilling to effect a cure, removal or release of any Title Objection at or prior to Closing (or any date to which Closing has been adjourned), Buyer shall elect, in its sole discretion, either to:
      (A) accept the Real Property, with no adjustment or abatement of the Purchase Price; or (B) terminate this Agreement pursuant to Section 9.1(c)(i) below.

            (iii) Title Downdate. Notwithstanding anything to the contrary set forth above, Buyer may not raise a new Title Objection with respect to any title defect or objection raised or appearing in any Downdate if it was raised or appeared in the original Title Commitment or any previous Downdate.

            (iv) Permitted Liens. In no event shall Buyer be entitled to raise any Title Objection with respect to any Permitted Closing Date Lien.

            (v) Costs. Sellers and Buyer shall share equally in the cost of obtaining (i) the Title Commitments and Surveys; (ii) environmental reports and (iii) Title Policies.

            Section 4.6 Contribution of Assets and Properties; Excluded Assets. Buyer acknowledges that certain Assets (including Target Entity Exclusive Intellectual Property) may be held by Sellers or their Affiliates on the date of this Agreement and will, prior to Closing, be transferred to the Target Entities or to a newly formed entity which will be transferred to Buyer at the Closing. To the extent reasonably requested by Buyer, Seller will provide to Buyer executed written assignments of any material Target Entity Exclusive Intellectual Property that is transferred pursuant to this Section 4.6 so as to permit Buyer to properly record, if required, any such assignments with the USPTO or U.S. Copyright Office, as applicable. Therefore, so long as such Assets are transferred to the Target Entities prior to Closing, the failure of the Target Entities or such newly formed entity to hold such assets on the date of this Agreement shall not constitute a breach or default hereunder. In addition, unless otherwise to be assigned or conveyed to Buyer in accordance with Section
5.20 hereof, prior to Closing, Sellers shall cause the Target Entities to transfer to Sellers or their Affiliates the Excluded Assets, and Buyer acknowledges and agrees that the transfer of the Excluded Assets to Sellers or their Affiliates shall not constitute a breach or default hereunder. The Sellers shall be solely responsible for any Liabilities arising out of any such transfer of Assets or Excluded Assets.

            Section 4.7 Resignations. On the Closing Date, Sellers shall cause to be delivered to Buyer duly signed resignations, effective immediately after the Closing, of all directors of the Companies and such officers or managers of the Target Entities (other than any such officers or managers that are Target Entity Employees) at Buyer's request and shall take such other action as is necessary to accomplish the foregoing.

            Section 4.8 Termination of Affiliate Relations. Except as set forth in Section 4.8 of the Sellers Disclosure Schedule, on or prior to the Closing Date, (i) all indebtedness of a Target Entity to Sellers or their Affiliates or of Sellers or their Affiliates to a Target Entity shall be cancelled, settled and terminated without any payment or other transfer of assets or rights in respect of such indebtedness, except for transfers of Assets as contemplated under Section 4.6 hereof and (ii) all other Liabilities owed to SF Parent, Sellers or any of their Affiliates by the Target Entities, as the case may be, or owed to the Target Entities by SF Parent, Sellers or any of their Affiliates shall in each case be cancelled, settled and terminated without any payment in respect of such Liability, except for transfers of Assets as contemplated under
Section 4.6 hereof.

            Section 4.9 Financial Statements. Sellers shall prepare and deliver, prior to the Closing, an audited balance sheet and audited statements of operations and cash flows of the Business for the fiscal years ended December 31, 2004 and December 31, 2005 and the fiscal year ending December 31, 2006.

            Section 4.10 Other Adjustments. On the Closing Date, Buyer and Sellers shall make appropriate adjustments, apportionments and prorations as of midnight on the day immediately prior to the Closing Date with respect to (i) ad valorem taxes imposed with respect to the ownership of property and payable pursuant to or as required by the Leases; (ii) water charges, sewer rents, vault charges, if any, including taxes thereon; (iii) value of fuel stored on the Real Property constituting part of the Assets (purchased and paid for by Sellers prior to the Closing), including fuel taxes thereon; (iv) utilities, including telephone, steam, electricity and gas, including utility taxes thereon, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings; and (v) except as otherwise provided herein, such other items (including, without limitation, real estate Taxes) as are customarily apportioned in connection with the sale of similar properties and that have been accrued and unpaid or have been prepaid as of the Closing Date under the Leases, Contracts and Licenses that are being assumed by Buyer hereunder (the amounts described in the preceding clauses (i) through (v) being referred to collectively as the "Proration Items") shall be added to or deducted from the Purchase Price, as the case may be, and, to the extent subtracted from the Purchase Price, shall be paid when due by Buyer. If after the Closing Date any Proration Items that were not accrued or reflected as prepaid as of the Closing Date, but are otherwise attributable, in the case of unpaid items, to periods prior to the Closing Date, in the case of prepaid items, to periods after the Closing Date, or in the case of refunded amounts, to periods prior to the Closing Date and, in each case, that are not otherwise provided for herein, then Buyer shall send notice thereof to Sellers, or Sellers shall send notice thereof to Buyer, as the case may be, describing such amounts in reasonable detail and, in the case of unpaid items, Sellers shall remit payment to Buyer of such amounts as are properly attributable to periods prior to the Closing Date, in the case of prepaid items, Buyer shall remit payment to Sellers of such amounts as are properly attributable to periods after the Closing Date, and, in the case of refunded items, Buyer shall remit payment to Sellers of such amounts as are properly attributable to periods prior to the Closing Date, in each case, promptly following the receipt of such notice or notices.

                                    ARTICLE V

                              ADDITIONAL COVENANTS

            Section 5.1 Tax Matters.

            (a) Income Taxes. All income, deduction, gain, loss and credit ("Tax Items") of the Target Entities for tax periods through and including the Closing Date shall be included in the consolidated federal income Tax Returns of SF Parent and, except with respect to state and local income Tax Returns filed by a Company on a standalone basis, in the applicable state and local income Tax Returns of Sellers or SF Parent and its Affiliates. Sellers shall prepare and file or cause to be prepared and filed on a basis consistent with past practice the state and local income Tax Returns, if any, of each of the Companies for each jurisdiction in which each such Company files income Tax Returns on a standalone basis for a taxable year that ends on or before the Closing Date and shall cause each such Company to close its taxable year on the Closing Date in any jurisdiction in which such a choice or election is available. Sellers shall pay or cause to be paid the income Taxes reported on each such standalone state or local Tax Return. All Tax Items of the Target Entities for taxable years beginning after the Closing Date shall be included in income Tax Returns of the Target Entities, Buyer or its Affiliates, and Buyer shall prepare and file or cause to be prepared and filed all income Tax Returns required to be filed for the Target Entities or in which the Target Entities or their Tax Items are included for all taxable years beginning after the Closing Date. Buyer shall pay or cause to be paid all Taxes reported on such Tax Returns. All Tax Items of a Target Entity for a Straddle Period for which an election was not available to close the taxable year on the Closing Date, shall be prepared by such Target Entity consistently with the past practice of such Target Entity and each such Tax Return shall be delivered to Sellers at least thirty (30) days before the date on which each such Tax Return is required to be filed. If Buyer and Sellers have not jointly approved any such Tax Return within fifteen (15) days after its receipt by Sellers, any disputed items shall be submitted for resolution to a nationally recognized accounting firm mutually acceptable to Buyer and Sellers (the "Referee"), whose decision with regard to the disputed items will be binding on Buyer, Sellers and the Target Entity. The costs, fees and expenses of the Referee will be borne by the party whose position is least similar to that of the Referee. The income Taxes reported on each Straddle Period income Tax Return shall be allocated between the Pre-Closing Tax Period and Post-Closing Tax Period in proportion to the income that would be allocated to each such period in accordance with Section 5.1(b) if each such period were a separate taxable year. Sellers shall pay or cause to be paid and shall be responsible for any such Taxes so allocated to the Pre-Closing Tax Period, including any Taxes resulting from the Section 338(h)(10) Election. Buyer shall pay or cause to be paid and shall be responsible for the portion of such income Taxes so allocated to the Post-Closing Tax Period.

            (b) Allocation of Target Entity Income. Unless otherwise required by Treas. Reg. Section 1.1502-76(b)(1)(ii)(B), the Tax Items of each of the Companies shall be allocated for income Tax purposes between the period up to and including the Closing Date and the period after the Closing Date by closing the books of each Company at the end of the Closing Date and no ratable allocation election shall be made pursuant to Treas. Reg. Section 1.1502-76(b)(2)(ii)(D). Buyer shall indemnify and hold harmless Sellers and SF Parent against any income Taxes, computed without taking into account available net operating losses and at a 35% federal income Tax rate and the highest applicable state income Tax rate, on income resulting from any transaction engaged in by a Target Entity at the discretion of the Buyer, CIP or an Affiliate of either of them.

            (c) Code Section 338(h)(10) Election. At Buyer's request, SF Parent shall join with Buyer in making an election under Code Section 338(h)(10) (and, if required by law or if Buyer so requests, under corresponding provisions of state or local income Tax law) with respect to the purchase and sale of the Shares hereunder (collectively, the "Section 338(h)(10) Election") and, in such event, SF Parent shall include in its consolidated federal income Tax Return for the taxable year in which the sale of Shares occurs the Tax Items resulting from the Section 338(h)(10) Election (and, to the extent applicable, corresponding inclusions shall be made in the applicable state or local income Tax Returns); provided that Sellers and Buyer will negotiate in good faith with respect to the structuring, at Sellers' expense, of the sale of the Shares of Darien Lake to attempt to reduce the New York State Taxes, if any, that would arise from the sale of Darien Lake. If one or more Section 338(h)(10) Elections are requested by Buyer, the Parties agree to cooperate in the completion and timely filing of such Section 338(h)(10) Elections, including allocating among the assets of each applicable Company the portion of the Purchase Price allocated to the applicable Shares, together with the applicable liabilities (plus other relevant items), on an allocation schedule with respect to such Shares which shall be prepared in accordance with Section 338 and the Regulations thereunder (the "Section 338 Allocation Schedule"). Subject to proper adjustment for capitalized acquisition costs and selling expenses, Buyer shall and shall cause the Target Entities to, and Sellers and SF Parent shall, file all federal income Tax Returns and applicable state and local income Tax Returns consistently with the Section 338 Allocation Schedule.

            (d) Taxes Other Than Income Taxes. Sellers shall prepare and file or cause to be prepared and filed all Tax Returns with respect to Taxes other than income Taxes ("Other Taxes") of the Target Entities or with respect to the Assets or the Businesses that are required to be filed on or before the Closing Date, and Sellers shall pay or cause to be paid all Other Taxes required to be reported on such Tax Returns and all Other Taxes otherwise payable on or before the Closing Date. Buyer shall prepare and file or cause to be prepared and filed all Tax Returns with respect to Other Taxes of the Target Entities or with respect to the Assets or the Businesses that are required to be filed after the Closing Date, and Buyer shall pay or cause to be paid all Other Taxes required to be reported on such Tax Returns and all Other Taxes otherwise payable after the Closing Date.

            (e) Refunds, Credits and Offsets. Within five (5) Business Days after receipt, crediting or offset thereof or entitlement thereto, Buyer and the Target Entities shall pay to Sellers and jointly and severally shall be responsible to Sellers for the amount of any refunds received by or credited, offset or otherwise applied for the benefit of (including any interest associated therewith) Buyer or a Target Entity or their Affiliates after the Closing Date of Taxes reported on a Tax Return that Sellers were required to file hereunder or that Sellers paid. Buyer and the Target Entities shall, if Sellers so request, use commercially reasonable efforts to obtain and to expedite the receipt of any such refunds or the benefit of any such credit or offset.

            (f) Audits. After the Closing Date, each of Sellers and Buyer shall promptly notify the other in writing upon receipt of notice of the commencement of a Tax audit or other administrative or judicial investigation or proceeding relating to Taxes of a Target Entity or the Assets or Businesses (a "Tax Audit"), for which, if determined adversely to the taxpayer, the other party would be liable under this Agreement. Such notice shall contain factual information (to the extent known by the notifying party) describing the Tax Audit in detail and shall include copies of all correspondence with Governmental Authorities and all other writings in the possession of the notifying party relating to the Tax Audit. The party responsible for the Taxes that are the subject of the Tax Audit shall have the right (but not the obligation) to assume, at its own expense, the defense of the Tax Audit and, in such case, the notifying party shall provide such cooperation as is necessary to assist the other party in defending the Tax Audit, including executing such extensions of the statute of limitations and other documents as the party responsible for the Taxes requests the other party to execute in connection with a Tax Audit; provided, however, that if the party responsible for the Taxes does not assume the defense of any Tax Audit, such party shall nevertheless be kept fully informed with respect to the status of the Tax Audit and the Tax Audit shall not be settled without such other party's prior written consent, which consent shall not be unreasonably withheld.

            (g) Post-Closing Tax Actions. Sellers shall have no liability to Buyer for, and Buyer shall indemnify and hold harmless Sellers against, any Taxes resulting from or arising out of actions taken or transactions engaged in by Buyer, a Target Entity, or any of their Affiliates or representatives after the Closing (excluding actions or transactions that are required by this Agreement, but not excluding actions or transactions pursuant to the Asset Purchase Agreement or arising from the leaseback of assets related thereto even if required by this Agreement), including without limitation, any election made by any of them after the Closing with respect to Taxes of a Target Entity or with respect to the Assets or the Businesses (other than the Section 338(h)(10) Elections). Neither Buyer nor its Affiliates or representatives (including without limitation, a Target Entity) shall file an amended Tax return or agree to an extension of a statute of limitations with respect to a taxable period of a Target Entity beginning before the Closing Date without the prior written consent of Sellers, which consent shall not be unreasonably withheld. Buyer shall have no liability to Sellers for, and Sellers shall indemnify and hold harmless Buyer against, any Taxes resulting from or arising out of actions taken or transactions engaged in by Sellers or any of their Affiliates or representatives after the Closing (excluding actions or transactions that are required by this Agreement), including without limitation, any election made by any of them after the Closing with respect to Taxes of a Target Entity or with respect to the Assets or the Businesses. Neither Sellers nor their Affiliates or representatives, nor a Target Entity shall file an amended Tax return or agree to an extension of the statute of limitations with respect to a taxable period of a Target Entity beginning after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

            (h) Carryback of Tax Attributes. Unless Sellers otherwise agree in writing, Buyer shall cause the Target Entities to elect under Section 172(b)(3) of the Code (and similar provisions of state, local and foreign Tax law) to relinquish the entire carryback period with respect to any net operating losses or other tax attributes arising in periods after the Closing Date that could be carried back to a periods prior to the Closing Date.

            (i) Liability Limited to Out-of-Pocket Taxes. Sellers shall have no liability to Buyer or otherwise under this Agreement with respect to Taxes unless, and then only to the extent, Buyer or the Target Entities become liable after the Closing Date for an out-of-pocket cash payment to a Governmental Authority for Tax liabilities that Sellers were required to pay under this Agreement.

            (j) Nonforeign Affidavit. Each Seller shall furnish Buyer with an affidavit stating, under penalty of perjury, such Seller's U.S. taxpayer identification number and that such Seller is not a foreign person (a "FIRPTA Certificate").

            (k) Transfer Taxes and Other Expenses. All sales, use, transfer and documentary Taxes and recording and filing fees (collectively, "Transfer Taxes"), if any, applicable to the transactions effectuated pursuant to or in connection with this Agreement shall be borne 50% by Sellers, on the one hand, and 50% by Buyer, on the other hand; provided, however, that Sellers shall not be liable for any Transfer Taxes or any other Taxes relating to the sale and leaseback of assets under the Asset Purchase Agreement, which shall be deemed to be Assumed Liabilities.

            (l) Tax Information and Cooperation. Sellers and Buyer shall provide each other with such information and cooperation as either of them reasonably requests from the other in connection with Tax Returns and Tax Audits, including providing access to personnel of the other party and copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers, and documents relating to rulings or other determinations by Governmental Authorities. Each party will retain all Tax Returns, schedules and work papers and all other material records and documents relating to Tax matters of the Target Entities until the expiration of the statute of limitations for the taxable periods to which such Tax Returns and related papers and documents relate. Any information obtained by a party from the other related to Taxes shall be kept confidential, except as may be necessary in conjunction with Tax Returns, Claims for refund or Tax Audits. From and after the Closing Date, Buyer shall and shall cause the Target Entities and their Affiliates to make available and provide to Sellers and their representatives, access to the facilities, personnel and properties of the Target Entities and to all of their information, files, documents and records, however stored, relating to the Target Entities or their businesses or operations during periods on or prior to the Closing Date.

            Section 5.2 WARN Act. For a period of 91 days (inclusive) following the Closing Date, Buyer shall not cause or permit any Target Entity to implement any facility closing, mass layoff or other termination of employees which, either alone or in the aggregate (with each other and/or with any facility closing, mass layoff or other termination of employees by any Target Entity on or prior to the Closing Date), would create any obligations upon or Liabilities for any Target Entity or any Seller under the Worker Adjustment and Retraining Notification Act or similar Applicable Laws.

            Section 5.3 No Other Representations or Warranties. (a) Buyer acknowledges and agrees that it has (or will prior to Closing have) made its own inquiry and investigation into, and has formed an independent judgment concerning, the Target Entities and the Business and Assets, and Buyer has been furnished with or given full access to such information about the Target Entities and the Business and Assets as was necessary therefor. In connection with its investigation of the Target Entities and the Business and Assets, Buyer and its representatives have received from Sellers or the Target Entities or their representatives certain projections, forecasts, estimates, plans and budget information, as to which Buyer acknowledges and agrees that (i) there are meaningful uncertainties; (ii) Buyer is familiar with such uncertainties; and
(iii) Buyer takes full responsibility for making its own evaluations of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it or its representatives.

            (b) Buyer agrees that, except for the representations and warranties made by Sellers that are expressly set forth in Section 3.1 of this Agreement, none of Sellers or any of their respective Affiliates or representatives has made, and none of them shall be deemed to have made, to Buyer or its Affiliates or representatives any representation or warranty of any kind. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by Sellers set forth in Section 3.1, Buyer agrees that no Seller or any Affiliate or representative of a Seller makes or has made any representation or warranty to Buyer or to any of its Affiliates or representatives with respect to:

            (i) any projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, results of operations (or any component thereof), cash flows (or any component thereof) or financial condition (or any component thereof) of the Target Entities or the future business, operations, profitability or affairs of the Target Entities heretofore or hereafter delivered to or made available to Buyer or its representatives or Affiliates; or

            (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to Buyer or its representatives or Affiliates, with respect to the Target Entities or the business, operations or affairs of the Target Entities, except as expressly covered by representations and warranties made by Sellers and set forth in Section 3.1.

            Section 5.4 Waiver. Buyer hereby waives, and agrees to cause the Target Entities to waive, any conflicts that may arise in connection with (a) counsel to the Target Entities or any Seller representing Sellers following the Closing and (b) the communication by such counsel to Sellers in connection with any such representation, of any fact known to such counsel, including in connection with a dispute with Buyer or any Target Entity on or following the Closing.

            Section 5.5 Employee Benefit Plans. (a) Effective immediately prior to the Closing, and contingent upon Closing, Sellers shall cause each Target Entity to terminate such Target Entity's participation in the Seller Plans. All wages, commissions, employee payroll deductions, employer matching and profit sharing contributions, and employee withholding taxes relating to the employment of current or former Target Entity Employees through the Closing Date shall be paid by the Sellers on or prior to the Closing Date, except in the case of contributions to tax-qualified plans, which shall be made by Sellers in accordance with the terms of such plans. All bonus and incentive compensation amounts payable under the Seller Plans and Employee Benefit Plan (whether or not subject to continued employment requirements) with respect to the 2006 calendar year shall be paid in full by the Sellers on or prior to the Closing Date. Except as provided in Section 5.5(b), Sellers shall retain sole liability for all benefits, premiums, costs and expenses (including the costs of administration and termination thereof) with respect to all Seller Plans. Buyer shall not assume and Sellers shall retain responsibility for any COBRA obligation under Seller Plans to any Target Entity Employee or former Target Entity Employee or his or her eligible dependents who is terminated from employment or otherwise experiences a qualifying event prior to the Closing Date and with respect to Claims incurred prior to the Closing Date under Seller Plans that are employee welfare benefit plans. For purposes of the preceding sentence, a Claim is deemed incurred when the services that are subject to the claim are performed; in the case of life insurance, when death occurs; in the case of disability benefits, when the disability occurs; and in the case of a hospital stay, when the employee or covered dependent first enters the hospital. Buyer and the Target Entities shall not assume or be obligated to pay, perform or otherwise discharge any Liabilities with respect to any Pension Plan. On and after the Closing Date, Buyer and the Target Entities shall have no Liabilities or obligations whatsoever with respect to the Seller Plans, and Sellers and their Affiliates (other than the Target Entities) shall have no Liabilities or obligations whatsoever with respect to the Employee Benefit Plans from and after the Closing Date, other than to the extent any such Liability is a Retained Liability.

            (b) Buyer shall allow all Target Entity Employees and their dependents to participate, effective as of the Closing Date, in Buyer's benefit plans without any gap or lapse in coverage. The Target Entity Employees and their eligible dependents shall not be subject to any pre-existing condition limitations or actively at work or proof of insurability requirements under Buyer's group health plans to the extent that such limitations or requirements were not applicable to Target Entity Employees under the group health or other welfare plans maintained for the benefit of the Target Entities. Buyer's employee benefit plans and programs shall recognize all service credited to any Target Entity Employee for purposes of (i) eligibility and vesting (but not benefit accrual under any pension plan subject to Title IV of ERISA) and (ii) the amount of annual vacation time under any vacation policy to which a Target Entity Employee shall be entitled; provided, however, that such service need not be credited to the extent it would result in a duplication of benefits. Buyer shall pay or reimburse Sellers, or shall cause the Target Entities to pay or reimburse Sellers, for any severance or other payments due and payable or made (on account of an amount due and payable) by Sellers under the severance agreements listed in Section 5.5(b)(ii) of the Sellers Disclosure Schedule or that otherwise become due and payable after the Closing to any Target Entity Employee, including, without limitation, as a result of a constructive termination.

            (c) Subject to Applicable Law, Sellers and Target Entities shall make available to Buyer such information as Buyer may reasonably request relating to the Target Entity Employees for purposes of administering Buyer's benefit plans. Prior to Closing, Sellers shall cooperate and shall cause the Target Entities to cooperate with Buyer so as to allow Buyer to conduct for Target Entity Employees prior to the Closing Date an open enrollment period for enrollment under Buyer's benefit plans and employee orientation sessions, with employee meetings to be held at times reasonably agreed to by Buyer and Sellers.

            (d) Nothing in this Agreement shall create any third party beneficiary rights in any Target Entity Employee in respect of continued employment (or resumed employment) or any other matter.

            Section 5.6 Books and Records. Buyer shall retain all of the books and records of the Target Entities for a period of seven years after the Closing or such longer time as may be required by Applicable Law and, subject to restrictions imposed from time to time in good faith respecting the provision of privileged communications or competitively sensitive information and any applicable confidentiality agreement with any Person, shall provide, only in such manner as does not unreasonably interfere with the business of the Target Entities, reasonable access to such pre-Closing books and records (or copies thereof) to Sellers or their agents, at reasonable times and upon reasonable notice, after the Closing to the extent reasonably necessary for legitimate business reasons, such as disputing any indemnification claim, the preparation of financial statements, the defense of litigation or Tax Audits or compliance with other legal requirements.

            Section 5.7 Further Action; Reasonable Best Efforts.(a) Subject to the terms and conditions of this Agreement, each party shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the obligations in Section 5.7, each party hereto agrees to
(i) make any appropriate filing of a Notification and Report Form pursuant to the HSR Act, if applicable and (ii) make any other required filings pursuant to other Antitrust Laws (as defined below) with respect to the transactions contemplated hereby as promptly as practicable. Each party shall supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Laws and take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Antitrust Laws as soon as reasonably practicable.

            (b) Each of Buyer, on the one hand, and Sellers, on the other hand, shall, in connection with the efforts referenced in Section 5.7(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party and/or its counsel informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other U.S. or foreign Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party and/or its counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other person, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

            (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.7(a) and (b), if any objections are asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or which would otherwise prevent, restrain, inhibit or delay the consummation of the transactions contemplated hereby, Buyer and Sellers shall use their reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement.

            (d) Subject to the obligations under Section 5.7(c), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging any transaction contemplated by this Agreement, or any other agreement contemplated hereby, Buyer and Sellers shall cooperate in all respects with each other and use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement so as to permit such consummation by the fifth Business Day before the Termination Date.

            (e) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.7 shall limit a party's right to terminate this Agreement pursuant to Section 9.1(b)(ii) so long as such party has up to then complied in all material respects with its obligations under this Section 5.7.

            Section 5.8 Consents.

            (a) After the date of this Agreement and until the Closing, Sellers and Buyer shall use commercially reasonable efforts to obtain (i) the Consent of any party to a Material Contract that is marked with an asterisk on Section 3.1(n) of the Sellers Disclosure Schedule and the Consents of each of the lessors of the Leased Real Property, which Consents shall include a consent with respect to the transactions contemplated by the Asset Purchase Agreement and shall include such Consents and estoppel certificates with respect to the Leased Real Property as are customary and reasonable (collectively, the "Required Third Party Consents") and (ii) any Consent from a Governmental Authority necessary to consummate the Acquisition; provided that Sellers shall not be required to make any payments to obtain any such Required Third Party Consents or other consents. Sellers will use their commercially reasonable efforts to obtain any other third-party consents that Buyer may reasonably request.

            (b) There shall be excluded from the transactions contemplated by this Agreement any Contract for which Consent is required from any Person or Governmental Entity other than a Seller, a Target Entity or Buyer, to the extent that such Consent shall not have been given prior to the Closing, provided, however, that each of Sellers and Buyer shall have the continuing obligation after the Closing to use commercially reasonable efforts to endeavor to obtain all such Consents to the assignment thereof (provided that neither Sellers nor Buyer shall be required to incur any actual out-of-pocket costs payable to any third party, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party) and, upon obtaining such Consents thereto, such Contract, if otherwise includable in the Assets to be transferred pursuant to this Agreement or the transactions contemplated hereby, shall be transferred and assigned to Buyer hereunder.

            (c) With respect to any Contract that is not included in the Assets to be transferred at the Closing by reason of Section 5.8(b) (a "Nonassigned Asset"), for a commercially reasonable period after the Closing and until any Consent to such transfer is obtained and the foregoing is sold and assigned to Buyer, the parties shall cooperate with each other, upon written request, in endeavoring to obtain for Buyer, at no cost to Sellers, an arrangement to provide for Buyer substantially comparable benefits, and Buyer agrees to indemnify Sellers in respect of all Liabilities of Sellers in respect of each such arrangement and underlying Contract. To the extent permitted by Applicable Law, in the event Consents to the assignment thereof cannot be obtained, such Nonassigned Assets shall be held, as of and from the Closing Date, by Sellers in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer or the Target Entities in Sellers' name and all benefits and obligations existing thereunder shall be for Buyer's account. Sellers shall take or cause to be taken at Buyer's expense such actions in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Nonassigned Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassigned Assets, and Sellers shall promptly pay over to Buyer all money or other consideration received by it in respect of all Nonassigned Assets. As of and from the Closing Date, each of the Sellers on behalf of itself and its affiliates authorizes Buyer, to the extent permitted by Applicable Law and the terms of the Nonassigned Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Sellers under the Nonassigned Assets and appoints Buyer their attorney-in-fact to act in its name on its behalf with respect thereto and Buyer agrees to indemnify and hold Sellers and their respective Affiliates, agents, successors and assigns harmless from and against any and all Liabilities and Losses based upon, arising out of or relating to Buyer's performance of, or failure to perform, such obligations.

            (d) Buyer acknowledges that certain consents to the transactions contemplated by this Agreement may be required from parties to the Contracts, agreements, leases, licenses or rights and that such consents have not been and may not be obtained. Buyer agrees that Sellers shall not have any Liability whatsoever arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default under or acceleration or termination of any Contract, agreement, lease, license or right as a result thereof. Buyer further agrees that no representation, warranty or covenant of Sellers contained herein shall be breached or deemed breached as a result of (i) the failure to obtain any such consent or as a result of any such default, acceleration or termination; or (ii) any Claims or Liabilities commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination.

            Section 5.9 Insurance. As of the Closing Date, the coverage under all insurance policies related to the Business shall continue in force only for the benefit of Sellers and their Affiliates and not for the benefit of Buyer. Buyer agrees to arrange for its own insurance policies with respect to the Business covering all periods after the Closing and agrees not to seek, through any means, to benefit from any of Sellers' or their Affiliates' insurance policies which may provide coverage for claims relating in any way to the Businesses prior to the Closing.

            Section 5.10 Exclusivity. Sellers will not, and Sellers will not cause or permit any of their Affiliates or any of the Target Entities to: (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, any of the Target Entities (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

            Section 5.11 Transitional Services. At the Closing, Sellers and Buyer shall enter into, execute and deliver a transition services agreement substantially to the effect set forth in Exhibit G attached hereto (the "Transition Services Agreement").

            Section 5.12 Intellectual Property/Use of Names.

            (a) At the Closing, Sellers and their Affiliates and Buyer shall enter into a Sellers Intellectual Property License Agreement in the form to be mutually agreed upon pursuant to which Sellers and their Affiliates shall grant to Buyer the right and license to use certain Intellectual Property of Sellers, including Target Entity Non-Exclusive Intellectual Property, on the terms and conditions set forth therein, and which shall permit Buyer to assign and transfer its rights, duties and obligations as licensee thereunder to CIP pursuant the Asset Purchase Agreement.

            (b) At the Closing, Sellers and their Affiliates shall grant a non-exclusive right and license to Buyer and/or Target Entities of: (i) for a period of 180 days after Closing (the "Six Flags Use Period"), the right to use the trademarks or tradenames listed on Schedule 5.12(b)(i) (the "Six Flags Names") to the extent necessary to allow Buyer to sell Inventory that is held by Target Entities on the Closing Date that contains the Six Flags Names and (ii) for a period of 180 days after the Closing (the "Warner Bros. Use Period"), the right to use the trademarks or tradenames listed on Schedule 5.12(b)(ii) (the "Warner Bros. Names") to the extent necessary to allow Target Entities to sell Inventory that is held by Target Entities on the Closing Date that contains the Warner Bros. Names, provided, however, that the license and right granted pursuant to this clause (ii) shall be subject to the prior written consent of Warner Bros. Consumer Products Division and DC Comics and shall otherwise be subject to the WB License.

            (c) Promptly upon the expiration of the Six Flags Use Period, Buyer and Target Entities shall destroy and dispose of all Inventory in their possession or subject to its control, bearing any of the Six Flags Names. Promptly upon the expiration of the Warner Bros. Use Period, Buyer and Target Entities shall destroy and dispose of all Inventory in their possession or subject to its control, bearing any of the Warner Bros. Names.

            (d) In no event shall Buyer or Target Entities use any Six Flags Names or Warner Bros. Names in any manner or for any purpose different from the use of such Six Flags Names or Warner Bros. Names by the applicable Target Entity immediately prior to the Closing Date.

            (e) Except with respect to Retained Intellectual Property licensed to Buyer pursuant to the Sellers Intellectual Property Agreement (including Target Entity Non-Exclusive Intellectual Property), Buyer agrees to cease and desist, and to cause all Affiliates and Subsidiaries of Buyer to cease and desist, promptly after the Closing Date, from all further unauthorized use of the Retained Intellectual Property and shall not use any trademarks or logos that are confusingly similar to any Retained Intellectual Property.

            (f) Buyer and each of the Target Entities hereby agrees to be bound by the terms of the customer privacy policy of Sellers and their Affiliates as in effect on the date hereof, a copy of which has been delivered to Buyer.

            Section 5.13 Real Property Guarantees. At the Closing, CIP shall assume and/or replace any and all guarantees made by Sellers or their Affiliates with respect to any Real Property Leases listed in Section 5.13 of the Sellers Disclosure Schedule (the "Real Property Guarantees") or, if CIP is unable to provide a replacement guarantee, CIP shall indemnify Sellers and their Affiliates for any and all obligations of Sellers and their Affiliates arising under such Real Property Leases from and after the Closing Date such that Sellers and their Affiliates shall be in the same economic position as if Sellers and their Affiliates are fully released from the Real Property Leases subject to any Real Property Guarantee.

            Section 5.14 Collection of Accounts Receivable. After the Closing Date, Sellers shall promptly remit to the Target Entities any amounts received with respect to accounts receivables (including credit card payments) related to the operation of the Business prior to the Closing Date, and Sellers acknowledge and agree that all such amounts collected by Sellers pursuant to this section shall be the property of the Target Entities and shall be deemed to be held in trust for the benefit of the Target Entities to be remitted in accordance with this section.

            Section 5.15 Noncompete.

            In order to preserve the value of the Business being acquired by Buyer hereunder, Sellers agree that they will not, and will cause their controlled Affiliates not to, for a period of three (3) years from the Closing Date, directly or indirectly, as a partner, officer, employee, director, stockholder, investor, lender, proprietor, manager, consultant, representative, agent or otherwise, become or be interested in, or associate with or render assistance to, any person (other than Buyer) engaged in the ownership, operation and/or management of any amusement park or water park facility located within one hundred fifty (150) miles of the Business. The foregoing provisions shall not, however, (i) affect in any way the conduct by Sellers or their affiliates of any other business owned by them outside of such restricted area, or owned or operated by Sellers as of the date of this Agreement within such restricted area; or (ii) prohibit the ownership by any person of not more than one percent (1%) of any class of outstanding equity securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market of any person (other than Buyer) which engages in any such business.

            Section 5.16 Asset Purchase Agreement.

            (a) Buyer shall use its best efforts to consummate the transactions contemplated by the Asset Purchase Agreement and to obtain the full amount of the Asset Acquisition Proceeds on the terms and conditions set forth in the Asset Purchase Agreement; provided, however, that it is expressly understood and agreed that Buyer's obligations to consummate the Acquisition on the terms and conditions specified herein are not subject to a financing condition or contingent upon the consummation of the transactions contemplated by the Asset Purchase Agreement. Sellers acknowledge that Buyer is not acting as the agent of CIP hereunder and that Sellers shall have no recourse against CIP under this Agreement, it being understood that the sole recourse of Sellers under this Agreement shall be against Buyer as set forth herein. The parties also acknowledge that Sellers are intended third party beneficiaries under the Asset Purchase Agreement and thereby shall be entitled to seek specific performance against (i) CIP with respect to a Purchaser's Default (as defined in the Asset Purchase Agreement) and (ii) Buyer with respect to a Seller's Default (as defined in the Asset Purchase Agreement).

            (b) Buyer shall keep Seller regularly informed of the status of the Asset Purchase Agreement, including with respect to all conditions to the closing thereunder. Prior to the Closing or termination of this Agreement, Buyer shall not (i) amend, supplement, modify or terminate (whether unilaterally or by mutual consent) the Asset Purchase Agreement, including the exhibits and schedules thereto, (ii) waive or agree to a waiver of the compliance by Purchaser (as defined in the Asset Purchase Agreement) of any covenants of Purchaser under the Asset Purchase Agreement, (iii) waive or agree to a waiver of any condition to the closing under the Asset Purchase Agreement or (iv) assign or delegate any rights or obligations under the Asset Purchase Agreement, without the written consent of Sellers, to be granted or withheld in their sole discretion.

            (c) Sellers shall have no responsibility for any Taxes, fees and expenses in connection with the Asset Purchase Agreement and the transactions contemplated thereby.

            Section 5.17 Season Passes; Promotions. Sellers shall honor, and cause their Affiliates to honor, the obligations of the Target Entities owning Darien Lake and Elitch Gardens under 2007 season passes (including renewals of season passes) with respect to admission at facilities owned or operated by Sellers and their Affiliates during the 2007 season. Buyer shall honor, and cause its Affiliates to honor, 2007 season passes (including renewals of season passes) with respect to admission at facilities owned or operated by the Target Entities owning Darien Lake and Elitch Gardens. Buyer shall honor, and cause its Affiliates to honor, the obligations of the Target Entities owning Darien Lake and Elitch Gardens in connection with the "Dream Nite Sweepstakes" promotion, a description of which has been provided to Buyer.

            Section 5.18 Casualty and Condemnation.

            (a) If, at any time after the date of this Agreement and prior to Closing, the Real Property or any portion of the Assets is damaged or destroyed by fire or any other casualty (a "Casualty"), Sellers shall give written notice of such Casualty to Buyer promptly after the occurrence of such Casualty. If such Casualty would not give rise to the failure of the conditions set forth in
Section 6.2(a) hereof, (i) the Purchase Price shall be reduced by an amount equal to the applicable insurance deductible plus any insurance proceeds paid by the insurer of such Real Property or Assets to the Target Entities, Sellers or their lenders prior to the Closing, (ii) Sellers shall transfer and assign, or caused to be transferred and assigned, to the Target Entities all of Sellers' right, title and interest in and to all proceeds from all insurance policies maintained by Sellers or the Target Entities with respect to such Casualty, and
(iii) Sellers shall not settle, compromise or accept payment of any insurance proceeds without the prior consent of Buyer, which consent shall not be unreasonably withheld or delayed.

            (b) If, at any time after the date of this Agreement and prior to Closing, any Governmental Authority commences any condemnation proceeding or other proceeding in eminent domain with respect to all or any portion of the Real Property (a "Condemnation"), Sellers shall give written notice of such Condemnation to Buyer promptly after Sellers receive notice of such Condemnation. If such Condemnation would not give rise to the failure of the conditions set forth in Section 6.2(a) hereof, (i) the Purchase Price shall be reduced by the amount of any proceeds and awards paid to the Target Entities or Sellers from such Condemnation prior to the Closing, (ii) Sellers shall assign to the Target Entities all of Sellers' right, title and interest in all proceeds and awards not yet paid from such Condemnation, and (iii) Sellers shall not settle, compromise, or accept payment of any proceeds or awards with respect thereto without the prior consent of Buyer, which consent shall not be unreasonably withheld or delayed, and Buyer shall be permitted to participate in any proceedings related thereto.

            Section 5.19 Limited Rent Guaranty.

            (a) At the Closing, SF Parent shall provide a guaranty (the "SF Limited Rent Guaranty") in favor of the landlords under the Leases (as defined in the Asset Purchase Agreement), such guaranty to be substantially in the form attached hereto as Exhibit H, with respect to the performance by tenants of their obligations under the Leases (as defined in the Asset Purchase Agreement).

            (b) At the Closing, Buyer's Affiliates shall provide a guaranty (the "Parc Limited Rent Guaranty") in favor of the landlords under the Leases (as defined in the Asset Purchase Agreement), such guaranty to be substantially in the form attached hereto as Exhibit I, with respect to the performance by tenants of their obligations under the Leases (as defined in the Asset Purchase Agreement).

            Section 5.20 Information Technology.

            (a) Sellers and their Affiliates shall use commercially reasonable efforts to facilitate the transfer of the systems and licenses set forth on
Section 5.20(a) of the Sellers Disclosure Schedule (the "Facilitated Assets"). Sellers and their Affiliates shall cooperate with and advocate for Buyer with any and all third party vendors, partners or licensors to effect the transfer to Buyer of such quantities or elements associated with the Facilitated Assets that are used by or attributed to the Target Entities.

            (b) Sellers and their Affiliates and Buyer shall enter into a Sellers System License in the form to be mutually agreed upon pursuant to which Sellers and their Affiliates shall grant to Buyer the right and license to use the systems, hardware and software of Sellers set forth on Section 5.20(b) of the Sellers Disclosure Schedule (the "Assets Conveyed by License"), on the terms and conditions set forth in the Sellers System License, and which shall permit Buyer to assign and transfer its rights, duties and obligations as licensee thereunder.

            Section 5.21 Existing Environmental Conditions.

            Sellers and Buyer each acknowledge that set forth on Section 5.21 of Sellers Disclosure Schedule are Existing Conditions for which Sellers shall perform certain Sellers Remedial Obligations as follows:

            (a) Except for the Existing Darien Landfill Condition and the Existing Frontier Adjoining Land Condition, Sellers shall promptly commence and diligently pursue, at their sole cost, each Sellers Remedial Obligation, using all commercially reasonable efforts to complete Closure of each such Sellers Remedial Obligations on or prior to the Closing Date. It is expressly understood and agreed, that Sellers shall not be deemed to have completed Closure of a Sellers Remedial Obligation unless and until they have received the written unconditional approval, waiver or confirmation thereof from the applicable Governmental Authority, if and to the extent required by Environmental Law.

            (b) Sellers shall use Engineers and, in reasonable good faith consultation with Buyer and CIP, such other qualified, properly licensed and insured contractors and consultants engaged in Closure Activities selected by Sellers (other than Affiliates or consultants of Sellers, except Engineers) which are reasonably acceptable to, and have been pre-approved by, Buyer and CIP in their reasonable discretion (which approval shall not be unreasonably withheld, conditioned or delayed) to perform and/or oversee all Closure Activities in accordance with this Agreement.

            (c) In performing any Closure Activities, Sellers shall (i) perform, or cause to be performed, the Closure Activities in accordance with Environmental Laws, (ii) provide reasonable advance notice to Buyer and CIP of any material Closure Activity prior to undertaking it, (iii) keep Buyer and CIP reasonably informed of the progress of any such Closure Activity and the schedule for completing such Closure Activity, as well as any changes thereto and the reasons therefor, (iv) promptly submit to Buyer and CIP copies of all written communications, filings, reports, correspondence or other documents received from, or submitted to, any Governmental Authority by Sellers, or Engineers on its behalf, in connection therewith, (v) provide Buyer and CIP with a reasonable opportunity to comment in advance upon any material written communications, filings, reports, correspondence or other documents delivered to any Governmental Authority by Sellers, or Engineers on its behalf, in connection with such Closure Activity, and review and consider Buyer's and CIP's comments in reasonable good faith, and (vi) perform and complete Sellers Remedial Obligations to the extent required by Environmental Law.

            (d) Sellers shall provide Buyer and CIP with a reasonable opportunity to comment in advance upon any specific plan or scope of work implemented in connection with a Closure Activity, and obtain their prior written approval thereof, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that the parameters of such plan and scope of work shall consist only of Closure Activities required in order for Sellers to perform Sellers Remedial Obligations as and to the extent required under Environmental Law in a commercially practicable manner.

            (e) Upon completion of Sellers Remedial Obligations, Sellers shall restore the affected areas of the Real Property to substantially the same or better condition and appearance as that which existed immediately prior to the commencement of the Closure Activities, subject to ordinary wear and tear. Notwithstanding any other provisions of this Agreement, Sellers shall keep the Real Property free and clear of any Liens to the extent arising out of its Closure Activities, which are imposed after the Closing Date, other than Liens which would otherwise constitute Permitted Closing Date Liens, and those arising from or related to any negligent or wrongful act of Buyer, CIP and/or their respective Indemnified Parties, or other breach by Buyer of its obligations under this Agreement.

            (f) In the event any Sellers Remedial Obligation is not completed in accordance with this Agreement on or prior to Closing, such Sellers Remedial Obligation shall be deemed a Retained Liability, to the extent not so completed, unless otherwise agreed by Seller, Buyer and CIP.

            (g) Notwithstanding the foregoing, Sellers shall have no obligation to perform any Closure Activities, and has no Sellers Remedial Obligations, with respect to each of the Existing Darien Landfill Condition and the Existing Frontier Adjoining Land Condition, except as follows:

            (i) The Existing Darien Landfill Condition shall be deemed a Retained Liability; and

            (ii) Sellers shall assign to Buyer and CIP, as their interests may appear, any and all Environmental Claims with respect to the Existing Frontier Adjoining Land Condition.

            (h) In addition, with respect to the Owned Real Property known as Six Flags Elitch Gardens, Sellers shall:

            (i) Have Engineer perform a routine review of the files at the Colorado Department of Health ("CDH") and, if appropriate, the City of Denver in order to ascertain whether any Environmental Claims exist, or with the giving of notice or passage of time will exist, with respect to any failure by Sellers or any Target Entity to perform groundwater monitoring required under, or any ongoing obligations with respect to groundwater monitoring pursuant to, that certain (A) Consent Agreement No. 92-08-31-01 dated as of August 31, 1992 by and among Colorado Department of Health, Elitch Gardens Company and Premier Parks Inc. (n/k/a Six Flags, Inc.)(the "Consent Agreement"); and (B) Allocation of Environmental Liability, by and among Trillium Corporation, Elitch Gardens Co., and Public Service Company of Colorado, dated January 15 and January 20, 1993, as amended by First Amendment dated February 2, 1994 and Second Amendment, dated April 29, 1994 (the "Allocation Agreement");

            (ii) Use all commercially reasonable efforts to secure from the CDH a written confirmation, determination or other evidence of its requirements, if any, for such ongoing groundwater monitoring, if any; and

            (iii) Use all commercially reasonable efforts to secure from CDH a written closure of any open Environmental Claims pertaining to such groundwater monitoring as may be required by the Consent Agreement or Allocation Agreement.

            (iv) In the event that Sellers are unable, on or before the Closing, to deliver to Buyer and CIP written confirmation, determination or other evidence from the CDH that there are no Environmental Claims arising from any failure of Sellers or the appropriate Target Entity prior to the Closing Date to perform the annual groundwater monitoring required under the Consent or Allocation Agreement, any and all such Environmental Claims shall be deemed Retained Liabilities.

            Notwithstanding the foregoing, the obligations described in this subparagraph (h) shall not be deemed to constitute "Sellers Remedial Obligations".

            (i) With respect to the Existing Darien Fireworks Condition:

            (i) Sellers shall, in consultation with Buyer and CIP and otherwise in accordance with the requirements of conducting Closure Activities provided in subparagraph (c) above, have Engineers perform testing (the "Initial Perchlorate Test") of the soil, sediment, surface water and groundwater in the area of the Owned Real Property impacted by the "Fireworks of Concern" defined in Sellers Remedial Obligations for this Existing Condition and described in the Environmental Assessment for this Owned Real Property ("Property Environment"), solely for the purpose of establishing a baseline for delineating then existing levels of perchlorate, if any, in such Property Environment (the "Baseline"). The costs of such testing shall be paid 50% by Sellers and 50% by Buyer and CIP.

            (ii) If, within three (3) years after the Closing, the New York State Department of Environmental Conservation (NYSDEC) establishes a delineation or standard of acceptable levels (or functional equivalents) of perchlorate levels in the Property Environment (the "Perchlorate Standard"), then Buyer shall, in reasonable good faith consultation with Sellers, select (other than Affiliates or consultants of Buyer or CIP), a qualified, properly licensed and insured environmental engineering consultant which is reasonably acceptable to, and has been pre-approved by, Sellers in their reasonable discretion (which approval shall not be unreasonably withheld, conditioned or delayed) to perform a test of the Property Environment comparable to the Initial Perchlorate Test to measure levels of perchlorate therein, if any (the "Second Perchlorate Test"). If the Second Perchlorate Test discloses levels of perchlorate in the Property Environment in excess of the Perchlorate Standard in violation of Environmental Law (the "Perchlorate Condition"), then:

                  (A) if the levels of perchlorate disclosed in the Baseline exceed the Perchlorate Standard, the Perchlorate Condition shall be deemed to be a Retained Liability; and

                  (B) if the levels of perchlorate disclosed in the Baseline do not exceed the Perchlorate Standard, the Perchlorate Condition shall be deemed to be an Assumed Liability.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

            Section 6.1 Conditions to Each Party's Obligation. The respective obligations of Buyer and Sellers to effect the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions:

            (a) Governmental Consents and Approvals. All Consents of any Governmental Authority necessary (excluding Consents relating to use, occupancy, Taxes, environmental and similar matters) for the consummation of the Acquisition shall have been obtained, occurred or have been made.

            (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or any other Transaction Document shall be in effect.

            (c) No Action. No action shall have been taken and no statute, rule or regulation shall have been enacted by any Governmental Authority that makes the consummation of the transactions contemplated by this Agreement or any other Transaction Document illegal.

            Section 6.2 Conditions to Obligation of Buyer. The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Buyer:

            (a) Representations and Warranties. Each of the representations and warranties of Sellers set forth in Section 3.1(a), (b) and (c) (the "Fundamental Representations") shall have been true and correct in all respects when made and shall be true and correct in all respects as of the Closing (except to the extent such representations and warranties address matters as of a particular date, in which case such representations and warranties shall be true only as of such date). Each of the other representations and warranties of Sellers set forth in Section 3.1 shall have been true and correct (disregarding all qualifications as to materiality and Material Adverse Effect) when made and shall be true and correct (disregarding all qualifications as to materiality and Material Adverse Effect) as of the Closing, as if made as of the Closing (except to the extent such representations and warranties address matters as of a particular date, in which case such representations and warranties shall be true only as of such date), except for breaches of such other representations and warranties that have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Buyer shall have received a certificate signed on behalf of each Seller by its Chief Executive Officer or Chief Financial Officer (in his or her capacity as such and not in any individual capacity) to such effect.

            (b) Performance of Obligations of Sellers. Sellers shall have performed and complied with in all material respects all obligations, covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of each Seller by its Chief Executive Officer or Chief Financial Officer (in his or her capacity as such and not in any individual capacity) to such effect.

            (c) Closing Deliveries. All documents, instruments, certificates or other items required to be delivered at the Closing by Sellers pursuant to
Section 7.2(b) of this Agreement shall have been delivered.

            (d) Required Third-Party Consents. All Required Third Party Consents shall have been obtained, occurred or been made.

            (e) Title Policies. The Title Company shall have issued to Buyer, and Buyer's Affiliates which are the "Operating Tenants" under the Operating Leases contemplated by the Asset Purchase Agreement, and CIP, as their interests may appear, policies of title insurance insuring their respective interests in the Owned Real Property and Leased Real Property, as described in the Asset Purchase Agreement, pursuant to and in the form of the Title Commitments, together with any endorsements reasonably necessary or required by Buyer or CIP so as to insure said respective Real Property interests in accordance with the terms of this Agreement, and subject to no Liens other than Permitted Closing Date Liens (individually, a "Title Policy" and collectively, the "Title Policies"), and also subject to the satisfaction of the Closing conditions set forth herein.

            (f) Financial Statements. Buyer shall have received the financial statements described in Section 4.9.

            (g) Delivery of Certain Assets. Seller shall have caused the Target Entity Exclusive Intellectual Property to have been transferred to the Target Entities or to a newly formed entity which will be transferred to Buyer at the Closing and the "Batman" roller coaster shall have been transferred and delivered to Darien Lake at its facility.

            (h) SF Parent Letter. Buyer shall have received a letter from SF Parent providing that SF Parent agrees to be bound by the provisions of Section
5.15 hereof.

            Section 6.3 Conditions to Obligations of Sellers. The obligation of Sellers to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Sellers:

            (a) Representations and Warranties. Each of the representations and warranties of Buyer set forth in Section 3.2(a), (b) (e) and (h) (the "Buyer Fundamental Representations") shall have been true and correct in all respects when made and shall be true and correct in all respects as of the Closing (except to the extent such representations and warranties address matters as of a particular date, in which case such representations and warranties shall be true only as of such date). Each of the other representations and warranties of Buyer set forth in Section 3.2 shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except for those representations and warranties that address matters as of a particular date, which shall be true in all material respects only as of such date). Sellers shall have received a certificate signed on behalf of each Buyer by its Chief Executive Officer or Chief Financial Officer (in his or her capacity as such and not in any individual capacity) to such effect.

            (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations, covenants and agreements required to be performed by or complied with by it under this Agreement at or prior to its Closing Date, and Sellers shall have received a certificate signed on behalf of Buyer by its Chief Executive Officer or Chief Financial Officer (in his or her capacity as such and not in any individual capacity) to such effect.

            (c) Closing Deliveries. All documents, instruments, certificates or other items required to be delivered at Closing by Buyer pursuant to Section 7.2(a) of this Agreement shall have been delivered.

            (d) Required Sellers Consents. The Consents set forth in Section 6.3(d) of the Sellers Disclosure Schedule shall have been obtained, occurred or been made.

                                   ARTICLE VII

                                     CLOSING

            Section 7.1 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article IX, the closing of the Acquisition (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP located at One World Financial Center, New York, New York 10281 at 10:00 a.m., New York time on the fifth Business Day following the satisfaction or waiver of the conditions precedent specified in Article VI (other than the conditions to be satisfied on the Closing Date, but subject to the waiver or satisfaction of such conditions), or at such other times and places as the parties hereto may mutually agree; provided, however, the Closing may not occur earlier than February 15, 2007. Notwithstanding the foregoing, in the event that the Closing would fall on any day within a CIP designated Black-Out Period (as defined in the Asset Purchase Agreement), then the Closing shall be delayed for up to three (3) Business Days following the expiration of such Black-Out Period. The date and time on which the Closing, as it may have been adjourned, actually occurs is the "Closing Date." The Closing shall be deemed to occur and be effective as of the close of business on the Closing Date.

            Section 7.2 Actions to Occur at Closing. (a) At the Closing, Buyer shall deliver or pay to Sellers, as the case may be, in addition to any other documents or instruments contemplated to be a part of this transaction, the following in accordance with the applicable provisions of this Agreement:

            (i) Closing Payments. By wire transfer of immediately available funds, the Purchase Price (less the principal amount of the Promissory
      Note) required to be paid by Buyer under Section 2.2;

            (ii) Certificates. The certificates described in Section 6.3;

            (iii) Sellers Intellectual Property License Agreement. The Sellers Intellectual Property License Agreement referred to in Section 5.12, executed by Buyer and the Target Entities;

            (iv) Transition Services Agreement. The Transition Services Agreement, executed by Buyer and Sellers;

            (v) Assumption of Real Property Guarantees. Assumption of Real Property Guarantees executed by CIP, substantially in the form attached as Exhibit J;

            (vi) Promissory Note. The Promissory Note executed by Buyer;

            (vii) Systems License Agreement. The Systems License Agreement referred to in Section 5.20(b), executed by Sellers and their Affiliates and Buyer;

            (viii) SF Limited Rent Guaranty. The SF Limited Rent Guaranty duly executed by the parties thereto, other than SF Parent;

            (ix) Parc Limited Rent Guaranty. The Parc Limited Rent Guaranty duly executed by the parties thereto; and

            (x) Other Documents. All other agreements, documents, certificates, records and other items required to be delivered to Sellers under the terms of this Agreement.

            (b) At the Closing, Sellers shall deliver the following:

            (i) Securities. The Certificates representing the Shares, and Bill of Sale with regard to the Partnership Interests, collectively conveying the Securities to Buyer.

            (ii) Certificates. The certificates described in Section 6.2;

            (iii) Resignations. The duly signed resignations described in
      Section 4.7;

            (iv) Lien Releases. Evidence that (A) all Liens securing, or filed pursuant to, the Affiliate Financing Arrangements which are filed of record with any Governmental Authority against the Assets or the Securities, have been, or contemporaneously with the Closing are being, released against such Assets and Securities, which release shall be in form sufficient to release of record all such Liens and delivered at or contemporaneously with the Closing to the Title Company or other appropriate agent for filing of record as soon after the Closing as is reasonably possible; (B) all other monetary Liens for liquidatable amounts which are filed of record with any Governmental Authorities against the Assets, including without limitation Liens for borrowed money of Target Entities and any other monetary Liens disclosed in the Title Commitments, have been, or contemporaneously with the Closing are being, released against such Assets and Securities, which release shall be in form sufficient to release of record all such Liens and delivered at or contemporaneously with the Closing to the Title Company or other appropriate agent for filing of record as soon after the Closing as is reasonably possible; provided, however, if Sellers are contesting a Lien in good faith or are otherwise using all commercially reasonable efforts to remove and release of record any such Lien, the removal of such Lien shall not be a condition to Closing if Sellers have posted a bond or other adequate security against collection from such Asset; (C) all other pledges, guarantees, security agreements, letters of credit or grants of security interests under the Affiliate Financing Arrangements in the Assets and Securities have been released or terminated; and (D) all Debt and Real Property Leases of the Target Entities to Sellers or their Affiliates, or of Sellers or their Affiliates to a Target Entity, have been cancelled, settled and terminated without any payment or other transfer of Assets or rights, except as provided in Sections 4.4, 4.6 or
      4.8 and except for Assumed Liabilities (all of the foregoing being referred to as the "Liens to be Released");

            (v) Intellectual Property License Agreement. The Intellectual Property License Agreement referred to in Section 5.12, executed by Sellers and their Affiliates;

            (vi) Transition Services Agreement. The Transition Services Agreement executed by each Seller providing services thereunder;

            (vii) SF Limited Rent Guaranty. The SF Limited Rent Guaranty executed by SF Parent; and

            (viii) Other Documents. All other agreements, documents, certificates, records and other items required to be delivered to Buyer under the terms of this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            Section 8.1 Survival of Representations and Warranties.

            (a) Representations and Warranties of Sellers. The representations and warranties of Sellers contained in this Agreement shall survive until 15 months from the Closing Date, except that (i) the Fundamental Representations shall survive indefinitely, (ii) the representations and warranties of Sellers contained in Sections 3.1(m) (Taxes) and 3.1(o) (ERISA Compliance; Labor) (the "Special Representations") shall survive until the expiration of the applicable statute of limitations with respect to the matters addressed by such representations and warranties and (iii) the representations and warranties of Sellers contained in Section 3.1(l) (Environmental Matters) shall survive until three years from the Closing Date (as applicable, the "Seller Survival Date"). If a Claim Notice is given in writing prior to the Seller Survival Date, the survival period for the Claim referenced in such notice shall continue until such Claim is fully resolved. Claims not asserted in writing by the Seller Survival Date shall be irrevocably and forever abandoned.

            (b) Representations and Warranties of Buyer. The representations and warranties of Buyer contained in this Agreement shall survive until 15 months from Closing Date, except that the Buyer Fundamental Representations shall survive indefinitely (the "Buyer Survival Date"). If a Claim Notice is given in writing prior to the Buyer Survival Date, the survival period for the Claim referenced in such notice shall continue until the Claim is fully resolved. Claims not asserted in writing by the Buyer Survival Date shall be irrevocably and forever abandoned.

            Section 8.2 Indemnification by Sellers. From and after the Closing Date, subject to the limitations and other provisions of this Article VIII, Sellers, jointly and severally, agree to defend, indemnify and hold harmless Buyer and Buyer's officers, directors, employees, stockholders, advisers, agents, Affiliates (including, after the Closing Date, the Target Entities), successors, heirs, permitted assigns and representatives (each, a "Buyer Indemnified Party" and, collectively, the "Buyer Indemnified Parties") from and against, and will pay or reimburse the Buyer Indemnified Parties for, any and all Claims and Liabilities in connection with any investigation, defense, prosecution or settlement of any matter as to which indemnification is sought, whether or not involving or resulting from a third-party Claim (collectively, "Losses"), incident to, arising from or in connection with:

            (a) any breach of any representation or warranty of Sellers contained in this Agreement or in any other agreement or instrument delivered by Sellers to Buyer pursuant to this Agreement; and

            (b) any breach of any agreement, covenant or obligation of Sellers contained in this Agreement or in any other agreement or instrument delivered by Sellers to Buyer pursuant to this Agreement; and

            (c) the Retained Liabilities.

            Section 8.3 Limitation on Indemnification Obligations of Sellers.

            (a) Deductible. Sellers shall not be required to provide indemnification pursuant to Section 8.2(a) unless, and only to the extent that, the cumulative amount of all Losses suffered by any or all of the Buyer Indemnified Parties that would otherwise be payable under Section 8.2(a) exceeds $5,000,000 (the "Seller Deductible Amount") and the other provisions of this
Article VIII are satisfied; provided, however, that the foregoing limitation shall not apply to any Losses arising out of the breach of a Fundamental Representation or a Special Representation. For purposes of determining the amount of any Losses subject to indemnification pursuant to this Section 8.3(a) (but not for determining the existence of any breach, misrepresentation or inaccuracy with respect to any representation or warranty of Sellers contained in this Agreement or any other agreement or instrument delivered to Buyers by Sellers pursuant to this Agreement), any qualification as to materiality or Material Adverse Effect set forth in any such representation or warranty shall be disregarded.

            (b) Cap. The aggregate liability of all Sellers for all Losses of any kind arising out of this Agreement or the transactions contemplated hereby, whether based in contract, tort (including, without limitation, strict liability or negligence), warranty or on other equitable or legal grounds shall not exceed in the aggregate $50,000,000 (the "Seller Cap"); provided, however, that the foregoing limitation shall not apply to any Losses arising out of a Retained Liability, the breach of a Fundamental Representation or a Special Representation or the breach of any agreement, covenant or obligation of Sellers.

            (c) Fraud Exception. The Seller Cap shall not apply to Losses arising out of fraud actually committed.

            (d) Post-Closing Actions of Buyer, etc. Sellers shall have no liability to indemnify a Buyer Indemnified Party for Losses to the extent that such Losses result from or arise out of actions taken on or after the Closing Date by Buyer, any Target Entity, or any of their respective Affiliates or representatives (other than actions required by this Agreement) and such Losses shall not be included in the determination of whether the Seller Deductible Amount has been reached.

            (e) Direct Losses Only. Notwithstanding anything contained elsewhere in this Agreement, "Losses" shall not include punitive, exemplary, consequential or incidental damages and shall be limited to actual damages; provided, however, that it is understood and agreed between the parties that third-party Losses actually assessed against and paid by the Buyer Indemnified Parties or the Seller Indemnified Parties arising out of punitive, exemplary, consequential or incidental damages shall be regarded as direct damages hereunder and shall be included as "Losses" subject to indemnification by Sellers or Buyer, as applicable, under this Article VIII. In the case of Taxes, Losses shall include only out-of-pocket cash payments for Taxes.

            (f) No Liability for Recorded Amounts. Notwithstanding any other provision of this Agreement, the amount of any Loss subject to indemnification under Section 8.2 shall be reduced by any amounts specifically reflected or specifically allowed for such Loss in the Financial Statements.

            (g) No Set-off. The parties agree that neither Buyer nor any of the Buyer Indemnified Parties shall have any rights to set-off any Loss against any amount otherwise due to Sellers.

            (h) Known Liabilities. Notwithstanding any other provision of this Agreement, and except for any Losses arising out of a Retained Liability, as to which the limitations of this Section 8.3(h) shall not apply, the parties agree that (i) the Buyer Indemnified Parties shall not be entitled to recover for (and the term "Losses" shall not be construed to include) any Liability or other matter reasonably identified or disclosed to Buyer or its representatives by Sellers or their representatives prior to the Closing Date and (ii) the knowing waiver of any condition based on the accuracy of any representation or warranty as of the time such representation was made, or on the performance of or compliance with any covenant or obligation, will be deemed, for all purposes hereunder, as a waiver by such party of the right to indemnification, payment for Losses, and any and all other remedies based on such representations, warranties, covenants and obligations.

            Section 8.4 Indemnification by Buyer. From and after the Closing Date, subject to the limitations and other provisions of this Article VIII, Buyer agrees to defend, indemnify and hold harmless Sellers and Sellers' officers, directors, employees, stockholders, advisers, agents, Affiliates, successors, heirs, permitted assigns and representatives (each, a "Seller Indemnified Party" and, collectively, the "Seller Indemnified Parties") from and against, and will pay or reimburse the Seller Indemnified Parties for, any and all Losses incident to, arising from or in connection with:

            (a) any breach of any representation or warranty of Buyer contained in this Agreement or in any other agreement or instrument delivered by Buyer to Sellers pursuant to this Agreement;

            (b) any breach of any agreement, covenant or obligation of Buyer contained in this Agreement or in any other agreement or instrument delivered by Buyer to Sellers pursuant to this Agreement; and

            (c) the Assumed Liabilities.

            Section 8.5 Limitation on Indemnification Obligations of Buyer.

            (a) Deductible. Buyer shall not be required to provide indemnification pursuant to Section 8.4(a) unless, and shall be required to provide indemnification only to the extent that, the cumulative amount of all Losses suffered by any or all of the Seller Indemnified Parties that would otherwise be indemnifiable under Section 8.4(i) exceeds $5,000,000 (the "Buyer Deductible Amount") and the other provisions of this Article VIII are satisfied; provided, however, that the foregoing limitation shall not apply to any Losses arising out of the breach of a Buyer Fundamental Representation. For purposes of determining the amount of any Losses subject to indemnification pursuant to this
Section 8.5(a) (but not for determining the existence of any breach, misrepresentation or inaccuracy with respect to any representation or warranty of Sellers contained in this Agreement or any other agreement or instrument delivered to Buyers by Sellers pursuant to this Agreement), any qualification as to materiality or Material Adverse Effect set forth in any such representation or warranty shall be disregarded.

            (b) Cap. The aggregate liability of Buyer for any Losses of any kind arising out of this Agreement or the transactions contemplated hereby, whether based in contract, tort (including, without limitation, strict liability or negligence), warranty or on other equitable or legal grounds shall not exceed $50,000,000 (the "Buyer Cap"); provided, however, that the foregoing limitation shall not apply to any Losses arising out of an Assumed Liability, the breach of a Buyer Fundamental Representation or the breach of any agreement, covenant or obligation of Buyer.

            (c) Fraud Exception. The Buyer Cap shall not apply to Losses arising out of fraud actually committed.

            (d) Known Liabilities. Notwithstanding anything contained elsewhere in this Agreement, the parties agree that the Seller Indemnified Parties shall not be entitled to recover for (and the term "Losses" shall not be construed to include) any matter reasonably identified or disclosed to Sellers or their representatives by Buyer or its representatives prior to the Closing Date, except for any Losses arising out of an Assumed Liability or the breach of a Fundamental Representation, as to which the limitations of this Section 8.5(c) shall not apply.

            (e) No Set-off. The parties agree that no Seller nor any of the Seller Indemnified Parties shall have any rights to set-off any Loss against any amount otherwise due to Buyer.

            Section 8.6 Taxes; Effect of Insurance; Mitigation.

            (a) Taxes. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for U.S. federal, state, and local income Tax purposes as an adjustment of the Purchase Price. For purposes of computing the amount of Losses incurred, paid or accrued by any party pursuant to Article VIII, the parties agree that no Losses shall be deemed to have been sustained by the Buyer Indemnified Parties or Seller Indemnified Parties, as applicable, to the extent of any Tax benefits that are expected to become available to a Buyer Indemnified Party or a Seller Indemnified Party with respect to such Losses, computed at the highest marginal federal and state income Tax rates then in effect and without regard to the actual Tax circumstances of the Buyer Indemnified Party or Seller Indemnified Party, as applicable.

            (b) Effect of Insurance. For purposes of computing the amount of Losses incurred, paid or accrued by a party pursuant to this Article VIII, any insurance proceeds or other reimbursements or benefits actually received by such party relating to such Losses shall first be subtracted from such Losses.

            (c) Duty to Mitigate. Upon an Indemnified Party becoming aware of an event that reasonably would be expected to give rise to a Loss, such Indemnified Party shall take reasonable steps, consistent with normal policies or sound commercial practices, to mitigate any such Loss.

            Section 8.7 Indemnification Procedures.

            (a) Notice of Claims - Non-Third-Party Claims. A Buyer Indemnified Party or Seller Indemnified Party seeking indemnification hereunder (the "Indemnified Party") shall, within the relevant limitation period provided for in Article VIII, (i) in the case of indemnification sought by any Seller Indemnified Party, give to Buyer, or (ii) in the case of indemnification sought by any Buyer Indemnified Party, give to Sellers, written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to the Claim for indemnification and shall include in such Claim Notice (if then known or susceptible of estimation) the amount or the method of computation of the amount of such Claim, and a reference to the provision of this Agreement upon which such Claim is based.

            (b) Claim Payment and Disputes - Non-Third-Party Claims. The party obligated to provide indemnification (the "Indemnitor") shall have thirty (30) Business Days after its receipt of a Claim Notice to (i) agree to the amount or method of determination set forth in the Claim Notice and pay such amount to such Indemnified Party in immediately available funds or (ii) provide such Indemnified Party with written notice that it disputes its obligation to provide the indemnification sought in the Claim Notice (a "Dispute Notice"). If the Indemnitor delivers a Dispute Notice, the Indemnitor and the Indemnified Party shall negotiate in good faith to resolve the matter. In the event that the controversy is not resolved within 20 Business Days of the giving of the Dispute Notice, the parties thereafter may pursue any and all available remedies at law (subject to the limitations and conditions provided in this Agreement).

            (c) Third-Party Claims. If a Claim by a third party is made against an Indemnified Party for which the Indemnified Party intends to seek indemnity under this Article VIII, such Indemnified Party promptly shall (i) in the case of indemnification sought by a Seller Indemnified Party, notify Buyer or (ii) in the case of indemnification sought by a Buyer Indemnified Party, notify Sellers, in writing of such Claims, setting forth a description of such Claims in reasonable detail; provided, however, that failure to give such written notice shall not relieve the Indemnitor of its obligations hereunder, except to the extent the Indemnitor has been prejudiced by such failure. The Indemnitor shall have thirty (30) days after receipt of such notice to undertake, conduct and assume control, through counsel of its own choosing reasonably satisfactory to the Indemnified Party, and at its own expense, of the settlement or defense of such Claim, so long as the Indemnitor notified the Indemnified Party of such defense in writing within thirty (30) days after the Indemnified Party has given notice of the third-party Claim and the Indemnitor conducts the defense of the third-party Claim actively and diligently, and the Indemnified Party shall cooperate fully in connection therewith; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense; and, provided, further, that the Indemnified Party shall pay the fees and disbursements of such separate counsel unless (x) the employment of such separate counsel has been specifically authorized in writing by the Indemnitor, (y) the Indemnitor has failed to assume the defense of such third party Claim within thirty (30) days after receipt of notice thereof with counsel reasonably satisfactory to such Indemnified Party, or (z) the named parties to the proceeding in which such Claim has been asserted include both the Indemnitor and such Indemnified Party and, in the reasonable opinion of counsel to such Indemnified Party, there exists one or more defenses that may be available to the Indemnified Party that are in conflict with those available to the Indemnitor. The Indemnified Party shall not pay or settle any such Claim without the written consent of the Indemnitor, which consent shall not be unreasonably withheld.

            (d) Defense of Third Party Claims. If the Indemnitor has received the Indemnified Party's written notice of a Claim of indemnity hereunder and does not notify the Indemnified Party in writing within thirty (30) days after receipt of such notice that it elects to undertake the defense thereof, the Indemnified Party shall have the right to undertake, at Indemnitor's cost, risk and expense, the defense, compromise or settlement of the Claim, but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third-party Claim. Notwithstanding anything in this Section 8.7 to the contrary, the Indemnitor shall not, except with the written consent of the Indemnified Party (which such consent shall not be unreasonably withheld), enter into any settlement that (i) does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim of an unconditional release from liability with respect to such Claim or (ii) involves non-monetary relief or remedy that is binding upon the Indemnified Party, including any restrictions on the Indemnified Party's ability to operate or compete.

            Section 8.8 Exclusive Remedy. Other than for fraud actually committed, if the Closing occurs, the provisions of this Article VIII shall be the sole and exclusive remedy for Losses caused as a result of (a) any breach or inaccuracy of any representation or warranty made in this Agreement or in any other certificate, document, writing or instrument delivered pursuant to this Agreement; (b) any breach or failure to perform any covenant, agreement or obligation under this Agreement or in any other certificate, document, writing or instrument required to be delivered under this Agreement; or (c) any other cause of action alleging a Loss under or related to this Agreement or the transactions contemplated hereby; whether or not related to Claims by third parties and regardless of whether such Claim arises under contract, breach of warranty, tort or under any other legal or equitable remedy.

            Section 8.9 Single Recovery. The parties agree that if a party is entitled to indemnification under more than one clause or subclause of this Agreement, then such party shall be entitled to only one indemnification or recovery with respect to the Losses arising out of the same circumstances and events (it being understood that the purpose of this sentence is solely to preclude a duplicate recovery by such party).

            Section 8.10 Assignment of Claims by Buyer Indemnified Party. A Buyer Indemnified Party shall have the right to assign one or more of its indemnification rights under this Article VIII (an "Assigned Claim") to CIP upon written notice to Sellers, in which event CIP shall have the indemnification rights and obligations under this Article VIII associated with such Assigned Claim, and the Buyer Indemnified Party shall have no such further rights with respect to such Assigned Claim or the matter or any of the facts or circumstances underlying such Assigned Claim, it being agreed that only one party shall have a right to seek indemnification under this Article VIII with respect to an Assigned Claim or the matter or any of the facts or circumstances underlying such Assigned Claim.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

            Section 9.1 Termination. This Agreement may be terminated and the Acquisition may be abandoned at any time prior to the Closing Date:

            (a) by mutual written consent of Buyer and Sellers;

            (b) by either Buyer or Sellers:

            (i) if there shall have been any breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement, which breach (A) would give rise to the failure of a condition to the Closing hereunder and (B) either (1) cannot be cured or (2) if it can be cured, has not been cured prior to the first to occur of (x) 5:00 p.m. on the date that is 20 days following receipt by the breaching party of written notice of such breach or (y) 5:00 p.m. on the date immediately preceding the Termination Date (the "Cure Period"); provided that there shall be no Cure Period for Buyer's failure to obtain the funds necessary to consummate the Acquisition and the other transactions contemplated by this Agreement and the other Transaction Documents in accordance with the terms and conditions hereof and thereof (which failure shall constitute a material breach of this Agreement).

            (ii) if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree, or ruling or action Buyer and Sellers shall use their reasonable best efforts to reverse), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and the other Transaction Documents and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to any party who did not comply with Section 5.7 or otherwise use commercially reasonable efforts to reverse any such order, decree, ruling or other action; or

            (iii) if the Closing shall not have occurred on or before 5:00 p.m. on April 10, 2007 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

            Section 9.2 Effect of Termination.(a) In the event of the termination of this Agreement by either Sellers or Buyer as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of Buyer or Sellers or their respective Affiliates, directors, officers, employees or stockholders, except that (i) the obligation to maintain the confidentiality of information arising under Section
4.2 and the Confidentiality Agreement, this Article IX and Sections 10.3 (Severability), 10.4 (Expenses and Obligations), 10.5 (No Third-Party Rights),
10.6 (Assignment), 10.8 (Notices), 10.10 (Public Announcements), 10.12 (Affiliate Liability), 10.13 (Governing Law), and 10.14 (Consent to Jurisdiction; Venue) shall survive such termination and (ii) no such termination shall relieve any party from liability for a breach of any term or provision hereof.

            (b) Sellers hereby acknowledge that CIP is an intended third-party beneficiary of any right of Buyer arising out of the breach of any term or provision of this Agreement by Sellers prior to the Closing and shall be entitled to enforce the provisions of this Agreement directly against the Sellers.

            Section 9.3 Return of Information. Within five (5) Business Days following termination of this Agreement in accordance with Section 9.1, Buyer shall, and shall cause its Affiliates and representatives to, return to Sellers, or destroy, all Evaluation Material (as defined in the Confidentiality Agreement) furnished or made available to Buyer and its Affiliates and representatives by or on behalf of Sellers, and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by Buyer or any of its Affiliates or representatives (including electronic copies thereof) that refer to, relate to, discuss or contain, or are based on, in whole or in part, any such Evaluation Material. Buyer shall deliver a certificate signed by its Chief Executive Officer, which certificate shall provide evidence reasonably substantiating the return or destruction of the Evaluation Material as required under this Section 9.3.

                                    ARTICLE X

                               GENERAL PROVISIONS

            Section 10.1 Further Assurances. At any time and from time to time after the Closing Date, upon the request of Buyer, Sellers will execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement. Sellers and Buyer will each, respectively, bear their or its own costs and expenses incurred in compliance with this Section 10.1.

            Section 10.2 Entire Agreement; Amendments and Waivers. This Agreement, including all of the schedules, annexes, exhibits and certificates attached hereto or delivered pursuant to the provisions of this Agreement, together with the Confidentiality Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement or modification of this Agreement shall be binding unless executed in writing by all parties. Other than as set forth in Section 8.3(h) hereof, no waiver of any provisions of this Agreement will be valid and binding unless it is in writing and signed by the party against whom the waiver is to be effective. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            Section 10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            Section 10.4 Expenses and Obligations. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred by the parties in connection with the transactions contemplated by this Agreement shall be borne solely and entirely by the party that has incurred such costs or expenses.

            Section 10.5 No Third-Party Rights. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 8.2 hereof (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons) and Section 9.2(c).

            Section 10.6 Assignment. Except as set forth in Section 8.10, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Notwithstanding the foregoing, after the Closing Date, Buyer may assign its rights and interests under this Agreement, in all or part, to its Affiliates; provided, that Buyer retains all liability hereunder as if no assignment had been made and each Affiliate of Buyer that acquires or leases any of the Assets of the Target Entities from CIP pursuant to the APA and the transactions contemplated thereby shall agree in writing to be bound by the terms of this Agreement (including Section 8.4 hereof) as if it were Buyer hereunder.

            Section 10.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law or in equity, and each party hereby agrees in advance (A) to the granting of such specific performance of such obligations without proof of actual damages or harm and (B) to waive any requirement for the securing or posting of any bond in connection with such remedy. Each party agrees to pursue its right to seek specific performance within sixty (60) days of the date of any breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement provided that the conditions in Section 9.1(b)(i) have been satisfied.

            Section 10.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (a)   If to Buyer, to:

                  c/o PARC Management, LLC
                  910 Phillips Street
                  Jacksonville, Florida 32207
                  Attention: Randal H. Drew
                  Facsimile: (904) 398-1005
                  Email: rhdrew@v3capital.com

                  with a copy to:

                  Smith Hulsey & Busey
                  225 Water Street, Suite 1800
                  Jacksonville, Florida 32202
                  Attention: M. Richard Lewis, Jr.
                  Facsimile: (904) 359-7712
                  Email: rlewis@smithhulsey.com

                  and to:

                  c/o CNL Income Partners, LP
                  450 S. Orange Avenue, 12th Floor
                  Orlando, Florida 32802
                  Attention: Office of the Chief Financial Officer
                  Attention: Office of the Corporate Counsel
                  Facsimile: (407) 540-2544
                  Email: tammie.quinlan@cnl.com
                  Email: amy.sinelli@cnl.com

                  and to:

                  Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
                  215 N. Eola Drive
                  Orlando, Florida 32802
                  Attention: William T. Dymond, Esq.
                  Facsimile: (407) 843-4444
                  Email: william.dymond@lowndes-law.com

                  If to Sellers, to:

                  Six Flags Theme Parks Inc.
                  1540 Broadway, 15th Floor
                  New York, New York  10036
                  Attention: James M. Coughlin, Esq.
                  Facsimile: (212) 354-3089
                  Email: jcoughli@sftp.com

                  with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  One World Financial Center
                  New York, New York 10281
                  Attention: Dennis J. Block, Esq.
                  Facsimile: (212) 504-5557
                  Email: dennis.block@cwt.com

or to such other place and with such other copies as either party may designate as to itself by written notice to the others. Any failure by any party to deliver copies of any notice shall not, in itself, affect the validity of such notice if otherwise properly made to the other party.

            Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, including delivery by facsimile, it being understood that all parties need not sign the same counterpart. Section 10.10.....Public
Announcements. Except as otherwise required by law or by obligations pursuant to the rules of any securities exchange, for so long as this Agreement is in effect, neither party shall make any public disclosure regarding the transactions contemplated by this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

            Section 10.11 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. All parties will be considered drafters of this Agreement and accordingly any ambiguity shall not be construed against any particular party.

            Section 10.12 Affiliate Liability. Each of the following is herein referred to as a "Seller Affiliate": (a) any direct or indirect holder of equity interests or securities in either Seller (whether limited or general partners, members, stockholders or otherwise), and (b) any director, officer, employee, representative or agent of (i) either Seller or (ii) any Person who controls either Seller. Except to the extent that a Seller Affiliate is an express signatory thereto (in his, her or its individual capacity and not merely as an authorized signatory for either Seller), no Seller Affiliate shall have any liability or obligation to Buyer or any of the Buyer Indemnified Parties of any nature whatsoever in connection with or under this Agreement, any of the Transaction Documents or the transactions contemplated herein or therein, and Buyer (on behalf of itself and the Buyer Indemnified Parties) hereby waives and releases all Claims of any such liability and obligation, provided, however, that such waiver shall not apply in the event of fraud actually committed.

            Section 10.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to any conflicts of law provisions thereof.

            Section 10.14 Consent to Jurisdiction; Venue. The parties hereto submit to the personal jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in New York City, New York, and any appellate court to which an appeal from any such state or Federal court may be taken, and hereby irrevocably and unconditionally agree that all Claims with respect to any such Claim may be heard and determined in such state court or, to the extent permitted by law, in such Federal court. The parties agree that a final judgment in any such Claim shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any New York state or Federal court located in New York City, New York and the defense that such court is an inconvenient forum for the maintenance of such Claim.

            IN WITNESS WHEREOF, Buyer and Sellers have caused this Agreement to be signed, all as of the date first written above.


                                       SELLERS:


                                       SIX FLAGS THEME PARKS INC.


                                       By:   /s/ Mark Shapiro
                                          --------------------------------------
                                          Name:  Mark Shapiro
                                          Title: President and Chief Executive
                                                 Officer


                                       FUNTIME, INC.


                                       By:   /s/ Mark Shapiro
                                          --------------------------------------
                                          Name:  Mark Shapiro
                                          Title: President and Chief Executive
                                                 Officer


                                       ELITCH GARDEN HOLDINGS G.P.


                                       By:   /s/ Mark Shapiro
                                          --------------------------------------
                                          Name:  Mark Shapiro
                                          Title: President and Chief Executive
                                                 Officer


                                       FRONTIER CITY PROPERTIES, INC.


                                       By:   /s/ Mark Shapiro
                                          --------------------------------------
                                          Name:  Mark Shapiro
                                          Title: President and Chief Executive
                                                 Officer


                                       SF SPLASHTOWN GP INC.


                                       By:   /s/ Mark Shapiro
                                          --------------------------------------
                                          Name:  Mark Shapiro
                                          Title: President and Chief Executive
                                                 Officer


                                       SF SPLASHTOWN INC.


                                       By:   /s/ Mark Shapiro
                                          --------------------------------------
                                          Name:  Mark Shapiro
                                          Title: President and Chief Executive
                                                 Officer


                                       SPRING BEVERAGE HOLDING CORP.


                                       By:   /s/ Mark Shapiro
                                          --------------------------------------
                                          Name:  Mark Shapiro
                                          Title: President and Chief Executive
                                                 Officer

                                       BUYER:


                                       PARC 7F-OPERATIONS CORPORATION


                                       By:   /s/ Randal H. Drew
                                          --------------------------------------
                                          Name:  Randal H. Drew
                                          Title: President